UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SPOK HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
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Notice of Annual Meeting of Stockholders
2018 Proxy Statement

June 8, 2018
Dear Fellow Stockholder:

It is my pleasure to invite you to join us at the 2018 Annual Meeting of Stockholders of Spok Holdings, Inc. to be held on Monday, July 23, 2018 at 10:00 a.m., Eastern Time. We are very pleased that this year's annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SPOK2018. You will also be able to vote your shares electronically at the annual meeting.
We are pleased to use the latest technology to increase access, to improve communication and to obtain cost savings for our stockholders and the Company. Use of a virtual meeting will enable increased stockholder attendance and participation as stockholders can participate from any location.
Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.
At this year’s meeting, we will vote on the election of eight directors and the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. We will also conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers for 2017.
We follow the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. We believe this expedites stockholders' receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. Thus, we are mailing to many stockholders a Notice of Internet Availability of Proxy Materials (“Notice”), rather than copies of the Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2017. The Notice contains instructions on how to access the proxy materials online, vote online and obtain your copy of our proxy materials. The Notice or a full set of proxy materials will be mailed to stockholders on or about June 8, 2018.
Your voice is very important. Regardless of whether you plan to participate in the annual meeting, I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting.

Sincerely,

/s/Royce Yudkoff
Royce Yudkoff
Chair of the Board of Directors

Spok Holdings, Inc. Notice of 2018 Annual Meeting of Stockholders

DATE AND TIME:	Monday, July 23, 2018, 10:00 a.m., Eastern Time

PLACE:	Online at: www.virtualshareholdermeeting.com/SPOK2018

ITEMS OF BUSINESS:
1.    To elect eight nominees as directors to the Board of Directors;
2.    To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018;
3.    To hold a non-binding advisory vote to approve 2017 named executive officer compensation ("Say-on-Pay"); and
4.    To transact such other business as may properly come before the meeting.

WHO CAN VOTE:	You must be a stockholder of record at the close of business on May 25, 2018 to vote at the Annual Meeting.

INTERNET AVAILABILITY:
We are using the Internet as our primary means of furnishing proxy materials to most of our stockholders. Rather than sending our stockholders a paper copy of our proxy materials we are sending them a Notice of Internet Availability of Proxy Materials ("Notice") with instructions for accessing the materials and voting via the Internet. This Proxy Statement and our 2017 Annual Report to Stockholders are available free of charge at www.virtualshareholdermeeting.com/SPOK2018 or on our website, www.spok.com.

PROXY VOTING:
We cordially invite you or your legal representative to participate in the Annual Meeting, either by attending and voting online or by voting through other acceptable means. Your participation is important regardless of the number of shares you own. You may vote by telephone, through the Internet or by mailing your completed proxy card. Stockholders of record and beneficial owners will be able to vote their shares electronically at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the 2018 Annual Meeting and Voting starting on page 5 of the proxy statement.

ADMISSION TO THE ANNUAL MEETING:
You are entitled to attend the virtual Annual Meeting if you were a stockholder of record as of the close of business on May 25, 2018, the record date, or you hold a valid proxy for the Annual Meeting. The documents received will contain a 16 digit number that must be used to gain access into the Annual Meeting.

By Order of the Board of Directors,

/s/Sharon Woods Keisling
Sharon Woods Keisling
Corporate Secretary and Treasurer
June 8, 2018
Springfield, Virginia

i

ii

PROXY STATEMENT SUMMARY
This summary highlights information about Spok Holdings, Inc. (the “Company,” “Spok,” “we,” “our” or “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for our 2018 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares and you should carefully read the entire Proxy Statement. Spok, Inc. is our operating subsidiary and is an indirect wholly owned subsidiary of Spok.
VOTING MATTERS AND BOARD OF DIRECTOR RECOMMENDATIONS

Proposal	Board Vote Recommendations	Page Reference
1. Election of Eight Directors	FOR Each Nominee	53
2. Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	57
3. Advisory Vote to Approve Named Executive Officer Compensation for 2017 (“Say-on-Pay”)	FOR	58
BOARD OF DIRECTORS NOMINEES
You are being asked to vote on the following eight nominees for director. Each director is elected annually by a majority of the votes cast. Further information about each nominee can be found starting on page 52.

Name	Age	Director Since	Principal Occupation	Independent	Board Committee*
N. Blair Butterfield	61	2013	Chairman, Wind River Advisory Group LLC	Yes	AC
Stacia A. Hylton	58	2015	Principal of LS Advisory	Yes	AC
Vincent D. Kelly	58	2004	President and Chief Executive Officer, Spok Holdings, Inc.	No
Brian O’Reilly	58	2004	Retired Managing Director, Toronto Dominion Bank	Yes	CC Chair, NC
Matthew Oristano	62	2004	Chairman and Chief Executive Officer, Reaction Biology Corporation	Yes	AC Chair
Samme L. Thompson	72	2004	Owner and President Telit Associates, Inc.	Yes	CC, NC Chair
Royce Yudkoff	62	2004	Co-Founder, ABRY Partners, LLC	Yes	CC, NC
Todd Stein	40	**	Co-Investment Manager of Braeside Investments, LLC	Yes	**
*AC – Audit Committee; NC – Nominating and Governance Committee; CC – Compensation Committee
** Mr. Stein has been nominated for election to the Board of Directors pursuant to a Nomination, Support and Standstill Agreement, dated April 11, 2018, between the Company and Braeside Investments, LLC, a long-term holder of the Company’s common stock. Please refer to “Directors - Nomination, Support and Standstill Agreement” below for additional information.

CORPORATE GOVERNANCE HIGHLIGHTS

- Annual election of directors by majority of votes cast (in uncontested elections)
- No stockholder rights plan or "poison" pill
- 7 of our 8 nominees for director are independent
- Chair of the Board of Directors is an independent
director
- All Board committees consist solely of independent
directors
-After the Annual Meeting, will have added 3 new directors to the Board since 2013

- Stock ownership guidelines for directors and executive
officers
- Policies prohibiting hedging and pledging of our stock
- Compensation "clawback" policy
- Comprehensive Code of Business Conduct and Ethics
guidelines
- Strong pay-for-performance philosophy
- Regular executive sessions of independent directors

STOCKHOLDER ENGAGEMENT
We value our stockholders input and interact with our stockholders in a variety of ways. In 2017 our stockholder engagement included 1) conducting quarterly reviews of our financial and operating results, 2) meeting individually with investors and other interested parties who requested meetings with management, 3) speaking with our largest stockholders throughout the year and 4) holding an investor meeting at our Eden Prairie, Minnesota office on October 25, 2017 for all stockholders with our Board of Directors and Management. We welcome the opportunity to meet with stockholders. Our Investor Relations professional is the contact point for stockholder interaction with the Company. Stockholders can reach us at (800) 611-8488 or via email at Al.Galgano@spok.com.
2017 BUSINESS HIGHLIGHTS
Corporate Summary
With the acquisition of our software operations in 2011 the Company has begun a long-term transition from a declining narrow-band wireless communications service provider to become the leading developer of software solutions for healthcare communications, alerting and work flow efficiency for our most important customer base in healthcare providers. This means that until our software revenue growth exceeds the decline in our wireless revenue, total consolidated revenue will decline.
In 2016 we undertook our Development Milestone plan which marked a shift in our strategic direction for healthcare, our largest customer segment. Development Milestone was initially created as a five year plan which signaled an intentional move from offering our customers “point” solutions, or single product solutions, for call center software, alarm management and secure messaging to offering customers a single enterprise integrated platform called Spok Care Connect®. Becoming the leader in healthcare communication and collaboration requires us to continue development of our integrated platform and invest in the key areas of customer need including: 1) mobility, 2) integrated platform, 3) nursing solutions and 4) alerting. We will continue to increase our spending on product development and strategy in 2018 and beyond to develop these solutions and compete in the changing marketplace.

In our Annual Report on Form 10-K, for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission ("SEC"), we outlined the following operating objectives and priorities for 2017 as part of our transition from our wireless centric business model to a growth oriented healthcare communications model. Our 2017 achievement of those operating objectives and priorities is summarized below:

2017 Operating Objectives and Priorities	2017 Achievement
1) Growth of our software revenue and bookings.	Annual software revenue remained flat compared to 2016, but software operations bookings grew to 115.8% of 2016 software operations bookings.
2) Retention of our wireless subscribers and revenue stream.	Net churn for wireless subscribers in 2017 was 5.6% versus 5.3% in 2016. Wireless revenue declined 7.7% in 2017 versus a decline of 7.9% in 2016.
3) Invest in our future solutions.	Research and development expenses increased by 38.9% to $18.7 million in 2017.
4) Return capital to our stockholders.	Cash dividends declared in 2017 were $10.3 million and common stock repurchases were $10.0 million.
5) Long-term revenue growth through business diversification.	We investigated potential acquisition candidates but did not identify any candidates that met our screening criteria to provide stockholder value at a reasonable valuation.
For more information regarding Spok’s 2017 performance, please see our Annual Report to Stockholders for the year ended December 31, 2017 (“2017 Annual Report”).
COMPENSATION PROGRAM HIGHLIGHTS

•	Annual base salary amounts for continuing NEOs remained unchanged from 2016.

•
We set rigorous goals for the 2017 short-term incentive plan (“2017 STIP”) and pay awards based on partial achievement of these goals. We paid 2017 STIP awards slightly below the incentive target for each NEO due to the non-achievement of one of our strategic milestone goals.

•
The Company granted Restricted Stock Units (“RSU”) to selected executives in January 2017 under the Long Term Incentive Plan (“LTIP”) conditioned upon time served with the Company and achieving aggregate performance goals for the three years ending December 31, 2019.

•	Stock ownership guidelines remain in effect for all executive officers, including NEOs and the independent directors.

•	Policies prohibiting pledging and hedging of our stock for all executive officers, including NEOs, remain in effect.

•	A “clawback” policy for adjustment or recovery of compensation in certain circumstances remains in effect.

KEY GOVERNANCE ELEMENTS IN OUR EXECUTIVE COMPENSATION PROGRAM
The following is a summary of specific elements of our 2017 executive compensation program designed to align the interests of our stockholders and executives.

ALIGNMENT WITH STOCKHOLDERS
Pay-for-Performance	Corporate Governance
● We provide meaningful at risk elements of compensation for executives that are performance-based.	● We generally do not enter into individual executive compensation agreements. Only our CEO has an employment contract.
● Equity-based LTIP awards for 2017 are in line with our peer groups and are 50% performance-based, 50% time-based and 100% aligned with stockholder value.	● We devote significant time to strategic development and linkage of quantifiable results to executive compensation.
● Actual realized total compensation is designed to fluctuate with, and be commensurate with, actual performance.	● We maintain a market-aligned severance policy for executives upon a change in control. No excise tax gross ups are provided to our executives.
● Incentive awards for 2017 were 75% dependent upon our financial performance, and are measured against objective financial and operational metrics that are intended to link either directly or indirectly to the creation of value for our stockholders. 25% of the incentive awards were dependent upon operational activity.
● The Compensation Committee uses an independent compensation consultant when seeking outside recommendations.
● We balance growth and return objectives, top and bottom line objectives, and short- and long-term objectives to reward overall performance that does not over-emphasize a singular focus.	● Our compensation programs do not encourage imprudent risk-taking.
● 50% of our long-term incentives for 2017 were delivered in the form of performance-based restricted stock units ("RSUs") which vest only if pre-established quantifiable financial metrics are achieved over a multi-year period.

● We maintain stock ownership guidelines for executive officers and non-employee directors. We also prohibit executive officers and directors from engaging in any form of hedging or pledging transactions involving our stock.

● We review our pay-for-performance relationship on an annual basis.	● We conduct a stockholder outreach program throughout the year.
● We disclose our corporate performance goals and achievements relative to our STIP goals each year.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
1. WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors (“Board”) is soliciting your proxy. Your proxy will be voted at the Annual Meeting on July 23, 2018 at 10:00 a.m. Eastern Time and at any adjournment(s) or postponement(s) of such meeting. All properly executed written proxies and all properly completed proxies submitted by telephone or by the Internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before completion of voting at such meeting.
2. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The Record Date for the Annual Meeting is May 25, 2018. Only stockholders of record on our transfer books at the close of trading on the NASDAQ National Market System on the Record Date will be entitled to vote and attend the Annual Meeting. On April 1, 2018 there were 20,012,269 shares of our common stock outstanding. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
3. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are the stockholder of record. If your shares of stock are held for you in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 10 describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of stock without instructions from you.
It is important that you vote your shares if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 10.
4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

By Telephone or Internet: All stockholders of record may vote their shares of common stock by touch-tone telephone using the telephone number on the proxy card or Notice of Internet Availability of Proxy Materials ("Notice")(within the United States, U.S. territories and Canada, there is no charge for the call), or by the Internet, using the procedures and instructions described on the proxy card or Notice and other enclosures. Street name holders may vote by telephone or the Internet if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions along with the Notice or proxy materials received from the Company. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.
In Writing: All stockholders also may vote by mailing their completed and signed proxy card (in the case of stockholders of record) or their completed and signed voting instruction form (in the case of street name holders).
Annual Meeting: This year, the Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website:
www.virtualshareholdermeeting.com/SPOK2018
To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted on electronically during the Annual Meeting.
Even if you plan to participate in the online Annual Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting.

5. WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?

Proposal Proposal 1 – Election of Directors (pages 52-55)
Voting Choices, Board Recommendation and Voting Requirement
Voting Choices
· Vote for one or more nominees;
· Vote against one or more nominees; or
· Abstain from voting.

Board Recommendation
The Board recommends a vote “FOR” each of the nominees named in the Proxy Statement.

Voting Requirement
Directors will be elected by a majority of the votes cast. Thus, a director will be elected if the votes cast "FOR" the director exceed the votes cast "AGAINST" the director.

In the event any nominee is unable or unwilling to serve, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with our Bylaws. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a director if elected.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm (page 56)
Voting Choices
· Vote for the ratification;
· Vote against the ratification; or
· Abstain from voting.

Board Recommendation
The Board recommends a vote “FOR” this proposal.

Voting Requirement
The ratification of the appointment of the independent registered public accounting firm requires a majority of the votes cast. Thus, the selection will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation ("Say-on-Pay") (page 57)
Voting Choices
· Vote for the approval of the compensation of the Company’s named executive officers;
· Vote against the approval of the compensation of the Company’s named executive officers; or
· Abstain from voting.

Board Recommendation
The Board recommends a vote “FOR” this proposal.

Voting Requirement
The advisory approval of the compensation of the Company's named executive officers requires a majority of the votes cast. Thus, the compensation of the Company’s named executive officers will be approved on an advisory basis if the votes cast “FOR” exceed the votes cast “AGAINST”.
This vote is not binding upon the Company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Company’s named executive officers.

6. ARE VOTES CONFIDENTIAL?

We will continue our long-standing practice of holding the votes of each stockholder in confidence from directors, officers and employees, except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in the case of a contested proxy solicitation; (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to the Company; or (d) to allow the independent inspectors of election to certify the results of the vote.
7. WHO COUNTS THE VOTES?

We will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results. This year the tabulator will be Broadridge Financial Services.
8. WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN
RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specific choice is made for one or more matters, proxies that are signed and returned will be voted “FOR” the election of each of the nominees for director; “FOR” the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2018; and “FOR” the advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”).
9. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.
We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A. Computershare’s address is P.O. Box 43078, Providence, Rhode Island 02940-3078. You can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).
10. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record: If you are a stockholder of record (see Question 3), your shares will not be voted if you do not provide your proxy unless you vote online during the Annual Meeting. We therefore encourage you, regardless of whether you plan to participate in the Annual Meeting, to sign and return your proxy card, or use telephone or Internet voting prior to such meeting, so that your shares of common stock will be represented and voted at the Annual Meeting.
Street Name Holders: If your shares are held in street name (see Question 3) and you do not provide your signed and dated voting instruction form to your bank, broker or other nominee, your shares may be voted by your broker, bank or other nominee, but only under certain circumstances. Specifically, under the NASDAQ National Market (“NASDAQ”) rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions. Only the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the Annual Meeting (specifically, the election of director nominees and the advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”)) are not considered “routine” under the NASDAQ rules, so the broker, bank or other nominee cannot vote your shares on any of these proposals unless you provide to the broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on the matter, which is referred to as a “broker non-vote.”

11. ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in the totals of votes cast and will not affect the outcome of the vote at the Annual Meeting. Broker non-votes are described more particularly in Question 10 above.
12. HOW CAN I REVOKE A PROXY?

You can revoke a proxy before the completion of voting at the Annual Meeting by:

(a)	giving written notice to the Corporate Secretary of the Company;

(b)	delivering a later-dated proxy; or

(c)	voting online during such meeting.
Participation in the Annual Meeting will NOT cause your previously granted proxy to be revoked. To revoke you must use one of the methods listed above. For shares you held beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or by participating in the Annual Meeting and voting your shares online during such meeting.
13. WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks, and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Broadridge Investor Communication Solutions, Inc. at an anticipated cost of $18,000, plus reimbursement of out of pocket expenses. This cost includes support for the virtual Annual Meeting.
14. HOW CAN I ATTEND THE ANNUAL MEETING?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you are a holder or joint holder of Spok common stock as of the close of business on May 25, 2018 or you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting of stockholders online and submit your questions by visiting www.virtualshareholdermeeting.com/SPOK2018. You also will be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
15. WHY IS THE COMPANY USING A VIRTUAL MEETING?

Hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world while also providing improved communication and cost savings for our stockholders and the Company.
You will be able to attend the Annual Meeting of stockholders online and submit your questions by visiting www.virtualshareholdermeeting.com/SPOK2018. You also will be able to vote your shares electronically at the Annual Meeting.

16. WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call:
1 (855) 449-0991 (Toll Free)
17. HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote online or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of the shares of common stock issued and outstanding and entitled to vote must be present online or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker, bank or other nominee (‘broker shares”) that are voted on any matter are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.
18. WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, then either the chairman of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.
19. WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Vincent D. Kelly and Michael W. Wallace, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees named in this Proxy Statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
20. WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting or in our Quarterly Report on Form 10-Q if filed within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND GOVERNANCE MATTERS
BOARD RESPONSIBILITY, COMPOSITION AND MEETINGS
The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company and, in turn, to oversee the generation of long-term stockholder value. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company. The Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the day-to-day operations of the Company.
Our Board consists of eight seven directors and will increase to eight directors if Mr. Stein is elected at the Annual Meeting. Directors are elected annually at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Each of the nominees, with the exception of Mr. Stein, currently serves as a director and was elected by the stockholders at the 2017 Annual Meeting of Stockholders. Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” on page 52.
The Board holds regular meetings each quarter and special meetings are held when necessary. The Board’s organizational meeting follows the annual meeting of stockholders. Each year, one of the Board meetings is devoted primarily to reviewing the Company’s long-range plan. The Board held 6 meetings in 2017. The Board meets in executive session at every Board meeting. Directors are expected to attend the Board meetings, the annual meeting of stockholders and meetings of committees of the Board on which they serve, with the understanding that, on occasion, a director may be unable to attend a meeting.

The following table shows director attendance for Board and committee meetings in 2017:

	Percentage of Meetings Attended
Directors and Nominees for Director	Board (6 meetings)	Audit Committee (4 meetings)	Compensation Committee (3 meetings)	Nominating and Governance Committee (2 meetings)
Royce Yudkoff	100%	N/A	100%	100%
N. Blair Butterfield	100%	100%	N/A	N/A
Stacia A. Hylton	100%	100%	N/A	N/A
Vincent D. Kelly	100%	N/A	N/A	N/A
Brian O’Reilly	100%	N/A	100%	100%
Matthew Oristano	100%	100%	N/A	N/A
Samme L. Thompson	100%	N/A	100%	100%

All directors attended the 2017 Annual Meeting of Stockholders.
BOARD LEADERSHIP STRUCTURE
The Board has segregated the positions of Chair of the Board and Chief Executive Officer and President (“CEO”) since the Company’s inception in 2004. The position of Chair of the Board has been filled by an independent director. The Board believes that segregation of these positions has allowed the CEO to focus on managing our day-to-day activities within the parameters established by the Board. The position of Chair of the Board provides leadership to the Board in establishing our overall strategic direction consistent with the input of other directors and management. The Board believes this structure has served the stockholders well by ensuring the development and implementation of our strategies in the healthcare communications market.

GOVERNANCE GUIDELINES, POLICIES AND CODES
The Board has adopted Corporate Governance Guidelines that may be found on our website at http://www.spok.com/meet-spok/investor-relations. In addition, the Board has adopted a Code of Business Conduct and Ethics that applies to all our directors and employees including the CEO and Chief Financial Officer (“CFO”). This Code of Business Conduct and Ethics may be found on our website http://www.spok.com/meet-spok/investor-relations. During the period covered by this report, we did not request a waiver of our Code of Business Conduct and Ethics and did not grant any such waivers. Should any amendment or waiver become necessary, we intend to post such amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors, principal executive officer, principal financial officer or principal accounting officer) on our website. Information on the Company’s website is not, and shall not be deemed to be a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.
BOARD’S RISK OVERSIGHT ROLE
Our primary risks consist of managing our business profitably during the continued transition of declining wireless revenues and subscribers and profitably expanding our software revenues and bookings. In general, the Board, as a whole and also at the committee level, oversees our risk management activities. The Board annually reviews management’s long range plan and the annual budget that results from the strategic planning process. Using that information the Compensation Committee establishes both the short-term and long-term compensation programs along with the performance criteria that apply to all executives of the Company (including the NEOs). These compensation programs are discussed and ratified by the Board. The compensation programs are designed to focus management on the performance metrics that we expect will drive profitability in our business and long-term stockholder value. See “Compensation Discussion and Analysis - Executive Compensation Design - Compensation Policies and Risk Considerations” for additional information regarding risk management related to the Company’s compensation policies and procedures. The Board receives periodic updates from management on the status of our business and performance (including updates outside of the normal Board meetings). Finally, as noted below, the Board is assisted by the Audit Committee in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Thus, in performing its risk oversight, the Board establishes the performance metrics, monitors on a timely basis the achievement of those performance metrics, and oversees the mechanisms that report those performance metrics.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board has established various separately-designated standing committees to assist it with performance of its responsibilities. The Board designates the members of these committees and the committee chairs annually at its organizational meeting, which typically follows the annual meeting of stockholders, based on the recommendations of the Nominating and Governance Committee. The Chair of each committee works with Company management to develop the agenda for that committee and determine the frequency and length of committee meetings. After each meeting, each committee provides a full report to the Board.
The Board has adopted written charters for each of these committees. These charters are available on the Company’s website at http://www.spok.com/meet-spok/investor-relations. The following table summarizes the primary responsibilities of the committees:

Committee Audit Compensation Nominating and Governance
Primary Responsibilities
The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and financial reporting processes and systems of internal control; the qualifications, independence and performance of the Company’s independent registered public accounting firm, the internal auditors and the internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee also prepares the Audit Committee Report that the rules of the SEC require the Company to include in its proxy statement. See pages 16 and 17 for further matters related to the Audit Committee, including its report for the year ended December 31, 2017.

The Compensation Committee determines, reviews and approves the compensation of the NEOs, including salary, annual short-term incentive awards and long-term incentive awards. The Compensation Committee reviews director compensation and recommends changes in compensation to the Board. In addition, the Compensation Committee evaluates the design and effectiveness of the Company’s incentive programs. See pages 18 and 19 for further matters related to the Compensation Committee, including a discussion of its procedures and its report on the Compensation Discussion and Analysis appearing on pages 22 through 51.

The Nominating and Governance Committee identifies individuals qualified to become Board members consistent with the criteria established by the Board, which are described in the Company’s Corporate Governance Guidelines, and recommends a slate of nominees for election at each annual meeting of stockholders; makes recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its committees; advises the Board on corporate governance matters, including the development of recommendations to the Board on the Company’s Corporate Governance Guidelines; and oversees the self-evaluation process of the Board and its committees.

The following table sets forth the current members of each committee and the number of meetings held during 2017:

Name	Audit(1)	Compensation(2)	Nominating and Governance(3)
N. Blair Butterfield*	√
Stacia A. Hylton*	√
Vincent D. Kelly
Brian O’Reilly*		Chair	√
Matthew Oristano*	Chair
Samme L. Thompson*		√	Chair
Royce Yudkoff*(4)		√	√
2017 Meetings	4	3	2
* Independent Director

(1)
The Audit Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit Committee are financially literate and that Matthew Oristano is an “audit committee financial expert” within the meaning set forth in the regulations of the SEC.

(2)
The Compensation Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ, are non-employee directors for the purposes of Rule 16b-3 of the Exchange Act; and satisfy the requirements of Internal Revenue Code Section 162(m) for outside directors.

(3)	The Nominating and Governance Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ.

(4)	Chair of the Board of Directors.

DIRECTORS
Process for Nominating Directors
The Nominating and Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the annual meeting.
In identifying potential candidates for Board membership, the Nominating and Governance Committee relies on suggestions and recommendations from directors, management, stockholders and others, including from time to time executive search and board advisory firms. The Nominating and Governance Committee has the sole authority to retain, compensate and terminate any search firm or firms to be used in connection with the identification and assessment of director candidates.
The Nominating and Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. We have not adopted a formal process because we believe that an informal consideration process has served stockholders well. The Nominating and Governance Committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for the Nominating and Governance Committee’s consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Governance Committee, in care of our Secretary, at least six months before the next Annual Meeting of Stockholders to ensure time for meaningful consideration by the Nominating and Governance Committee. The policy for nominating directors is the same regardless if the nominees are submitted to the Nominating and Governance Committee by stockholders or if the nominees are recommended by the Company or the Board. The Company’s Bylaws set forth the procedures that a stockholder must follow to nominate directors. (See “Stockholder Proposals and Company Documents” on page 61.)
The current composition of our Board of Directors is discussed under “Board Responsibility, Composition and Meetings” on page 10. Biographical information and qualifications of the nominees for director are included under “Proposal 1-Election of Directors” on page 52.
Director Qualifications and Board Diversity
The Nominating and Governance Committee considers Board candidates based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience and any other factors appropriate in the context of an assessment of the Nominating and Governance Committee’s understanding of the needs of the Board at that time. In addition, the Nominating and Governance Committee considers whether the individual satisfies criteria for independence, as may be required by applicable regulations, and personal integrity and judgment. Accordingly, the Board seeks to attract and retain highly-qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company.
The Nominating and Governance Committee is focused on diversity, and as part of its review of Board candidates, the Nominating and Governance Committee considers diversity in the context of age, business experience, knowledge and perspective from other fields or industries such as investment banking, manufacturing, professional services, government services or consulting among others. This consideration is included as part of the overall decision on the candidates for the Board.
Under “Proposal 1 – Election of Directors,” we provide our overview of each nominee’s principal occupation, business experience and other directorships, together with the key attributes, experience and skills considered by the Nominating and Governance Committee and the Board as relevant to achieving the Company’s strategic direction and overseeing its operations.
Nomination, Support and Standstill Agreement
On April 11, 2018, we entered into a Nomination, Support and Standstill Agreement (the “Nomination Agreement”) with Braeside Investments, LLC (“Braeside”), a long-term holder of the Company’s common stock. The Nomination Agreement requires that the Board nominate Todd Stein, Co-Investment Manager of Braeside, for election to the Board at the Annual Meeting and the 2019 Annual Meeting of Stockholders, and that the Board recommend and support his election at both meetings in the same manner as all other Board nominees.
From April 11, 2018 until thirty days prior to expiration of the advance-notice period for the submission by stockholders of director nominations for consideration at the Company’s 2020 Annual Meeting of Stockholders (the “Support Period”), Braeside agrees that its beneficial ownership of the Company’s common stock will not exceed 19.99% of the issued and outstanding shares of the Company’s common stock, subject to certain exceptions, and that it will vote in favor of certain routine matters at any meeting of stockholders, including the election of the Board’s nominees for director. During the Support Period, Braeside also agrees to refrain from taking certain actions, including, but not limited to: (i) soliciting, or participating in any solicitation of proxies with respect to any shares of the Company’s common stock or becoming a participant in any election contest relating to the election of directors to the Board; (ii) proposing or otherwise soliciting for the approval of a stockholder proposal or attempting to call a special meeting of the Company’s stockholders; (iii) seeking or soliciting support for any written consent of the Company’s stockholders; (iv) encouraging, advising or influencing any other person with respect to the giving or withholding of any proxy vote at the Annual Meeting or the 2019 Annual Meeting of Stockholders; and (v) otherwise acting in concert with any person or entity to seek to control or direct the management, Board (or any individual members thereof), stockholders or policies of the Company.
Braeside has agreed to maintain beneficial ownership of at least 4.75% of the issued and outstanding shares of the Company’s common stock during the Support Period or Mr. Stein will offer his resignation which the Board may accept in its sole discretion. As of April 11, 2018, Braeside beneficially owned approximately 5.1% of the issued and outstanding shares of the Company’s common stock.
The Board believes that Mr. Stein will be a valuable addition to the Board and will provide a unique perspective as the representative of a long-term stockholder of the Company. Mr. Stein will be the third new director added to the Board since 2013.

Director Independence Determinations
The NASDAQ corporate governance rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familiar relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with our Company. Based upon both detailed written submissions by members of the Board and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable NASDAQ corporate governance rules, the Board has determined for the year ended December 31, 2017 that all directors were independent, with the exception of Mr. Kelly, our CEO. The Board also reviewed the independence of Mr. Stein, including his relationship with Braeside, and determined that he was independent.

Compensation of Directors
The Company’s philosophy is to provide competitive compensation necessary to attract and retain high-quality non-executive directors. The Board believes that a significant portion of compensation should be equity based to align directors’ interests with the interests of stockholders. Directors who are full-time employees of the Company (currently, only Mr. Kelly) receive no additional compensation for service as a director.
The Compensation Committee periodically reviews the competitiveness of director compensation, considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. There were no changes made to director compensation in 2017.
Our current director compensation program provides that each non-executive director will receive an award of restricted shares of common stock (“restricted stock”) quarterly based upon the closing price per share of our common stock at the end of each quarter, such that each non-executive director will receive $60,000 per year of restricted stock ($70,000 for the Chair of the Audit Committee). The restricted stock will vest on the earlier of change in control of the Company or one year from the date of grant. In addition, the non-executive directors will be entitled to cash compensation of $45,000 per year ($55,000 for the Chair of the Audit Committee), also payable quarterly.
The following table presents the cash and equity compensation elements in place during 2017 for our non-executive directors:

Type of Compensation	Non-Executive Director (excluding Chair of Audit Committee)	Chair of Audit Committee
Annual Cash Fee(1)	$45,000	$55,000
Annual Restricted Stock Award Value(1)(2)	$60,000	$70,000

(1)	Both the cash fee and restricted stock award value are paid in quarterly installments.

(2)	Restricted stock vests one year following the grant date, subject to earlier vesting upon a change in control.
The non-executive directors are reimbursed for any reasonable out-of-pocket Board related expenses incurred. There are no other annual fees paid to these non-executive directors.
The following table sets forth the compensation earned by the non-executive directors for the year ended December 31, 2017:
Director Compensation Table for 2017

Director Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(2)	Total ($)
Royce Yudkoff (1)	45,000	60,000	105,000
N. Blair Butterfield (1)	45,000	60,000	105,000
Stacia A. Hylton(1)	45,000	60,000	105,000
Brian O’Reilly (1)	45,000	60,000	105,000
Matthew Oristano (1)	55,000	70,000	125,000
Samme L. Thompson (1)	45,000	60,000	105,000

(1)
Included in the column “Restricted Stock Awards” is a total of 3,336 shares of restricted stock awarded to each non-executive director during 2017. Mr. Oristano, the Chair of the Audit Committee had 3,773 shares of restricted stock awarded to him during 2018.

(2)	Amounts shown reflect the grant date fair value of the restricted stock awards as determined under FASB ASC Topic 718.

Stock Ownership Guidelines for Non-Executive Directors and Prohibitions on Pledging and Hedging
The Board believes that stock ownership guidelines further align the interest of directors with those of the Company’s stockholders. The non-executive directors are required to hold shares of common stock and/or restricted stock equal to three times their annual cash compensation ($135,000 for each non-executive director and $165,000 for the Chair of the Audit Committee) as measured on June 30th of each year. All non-executive directors will have a three year grace period to reach the ownership threshold. All non-executive directors have met the stock ownership guidelines as of April 1, 2018.
The Company’s non-executive directors are not permitted to engage in hedging activities with respect to our stock and are not permitted to pledge their shares of our stock.
Board Tenure
The Nominating and Governance Committee, as part of its evaluation of nominees to the Board, reviewed the tenure of each nominee. Each nominee to the Board, except for Mr. Butterfield, Ms. Hylton, and Mr. Stein, has been a director since 2004. The Nominating and Governance Committee considered the Company’s ongoing long-term transition from a wireless centric customer base to a growing software centric healthcare communications customer base as a critical strategic and operational element for the Company’s future. Each nominee, except for Mr. Butterfield, Ms. Hylton, and Mr. Stein, has been involved in oversight of the Company’s strategic and operational priorities since 2004 and understands how the Company’s strategies and operations have evolved to support the Company’s continued long-term transition. The Nominating and Governance Committee believes that this historical understanding is critical and allows the nominees to judge the Company’s priorities and operational plans during the transition in a manner that would best impact long-term stockholder value. Based on this evaluation, the Nominating and Governance Committee believes that all nominees, including Mr. Butterfield and Ms. Hylton should continue as directors on the Board and that Mr. Stein should begin serving as a new director in 2018. As the Company continues through its transition, the Nominating and Governance Committee will review each Director to ensure appropriate Board composition.
Annual Performance Evaluation
The Chair of the Nominating and Governance Committee oversees an annual Board evaluation process. The process consists of individual interviews and detailed assessments, addressing such topics as Board composition, and independence; the oversight of Company strategy; individual director engagement and performance; the quality of Board information and communication; director skills, expertise and education; as well as the performance and composition of individual Board committees.  Additionally, each director is asked to comment on the Board’s overall effectiveness, including the identification of areas of improvement. Based on the results of this detailed evaluation, plus additional input received throughout the year, appropriate steps are taken to ensure that the Board is adhering to best-in-class governance standards.
Stockholders’ Communications
We have not developed a formal process by which stockholders may communicate directly to the Board. We believe that an informal process, in which stockholder communications directed to the Board are received by the Secretary and the communications (or summaries thereof) are provided to the Board, has served the Board’s and the stockholders’ needs. All communications received are immediately communicated electronically to the Board or Committee Chairman, where appropriate. Responses, if appropriate, to these communications may come from the Secretary or a Board member. Until other procedures are developed, any communications to the Board should be addressed to the Board and sent in care of our Secretary at the following address: Spok Holdings, Inc., c/o Secretary, 6850 Versar Center, Suite 420, Springfield, Virginia 22151-4148.

AUDIT COMMITTEE MATTERS
AUDIT COMMITTEE REPORT
To our Stockholders:
In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee oversees the financial reporting process on behalf of the Board.
Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including the system of internal controls. Grant Thornton LLP (the “auditor”) is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.
In discharging its oversight responsibility, the Audit Committee reviewed and discussed with management and the auditor the audited financial statements that were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
The Audit Committee discussed with the auditor the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards. In addition, the Audit Committee discussed with the auditor the auditor’s independence from the Company and its management and received the written disclosures and letter from the auditor as required by the applicable requirements of the PCAOB regarding the auditor’s communications with the Audit Committee concerning independence.
Based on the foregoing, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
Audit Committee:
Matthew Oristano, Chair
N. Blair Butterfield
Stacia A. Hylton

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table summarizes fees billed to us through April 26, 2018 by Grant Thornton LLP relating to services provided for the periods stated.

Grant Thornton LLP	For the Year Ended December 31,
	2017	2016
Audit Fees(1)	$1,334,610	$1,210,203
Audit-Related Fees(2)	$68,520	$21,515
Tax Fees	—	—
All Other Fees	—	—
Total	$1,403,130	$1,231,718

(1)
The audit fees (including out-of-pocket expenses) for the years ended December 31, 2017 and 2016 were for professional services rendered during the audits of our consolidated financial statements and our internal control over financial reporting, for reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q and for reviews of other filings made by us with the SEC.

(2)	Audit-related fees primarily related to services associated with the implementation of new accounting standards.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or types of services to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee may also delegate to one or more of its members the authority to approve any audit or non-audit services to be provided by the independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported at the next Audit Committee meeting.
All audit fees in 2017 and 2016 were approved by the Audit Committee pursuant to our pre-approval policy.

COMPENSATION COMMITTEE MATTERS
INTRODUCTION
The Compensation Committee consists entirely of non-management directors all of whom are independent directors as the term is defined in the NASDAQ rules. Its responsibilities are described below and set forth in the Compensation Committee Charter that can be viewed online on the Company website at http://www.spok.com/meet-spok/investor-relations/.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2017, Brian O’Reilly (Chair), Samme L. Thompson and Royce Yudkoff served on the Compensation Committee. None of the members of the Compensation Committee that served during 2017 are or have been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related person, except for Mr. Thompson whose relationship with American Tower Corporation (“ATC”), a landlord of transmission tower sites used by the Company, is described under “Transactions with Related Parties” on page 60. In addition, during 2017, no member of our Board or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of an entity that has one or more executive officers serving as members of our Board or our Compensation Committee.
COMPENSATION COMMITTEE PROCEDURES
Scope of Authority
The responsibilities of the Compensation Committee are set forth in its charter and include, among other duties, the responsibility to:

•	review and approve the Company’s overall executive compensation philosophy and design;

•	review and approve corporate goals and objectives relevant to the compensation of our CEO and all executive officers (including the NEOs);

•	make recommendations to the Board with respect to incentive compensation plans and equity based plans, administer and make awards under such plans and review the cumulative effect of its actions;

•	monitor compliance by executives with our stock ownership guidelines;

•	monitor risks related to the design of the Company’s compensation program;

•	determine the independence and lack of conflicts of interest of its outside compensation consultants;

•	review and discuss with management our Compensation Discussion and Analysis; and

•	prepare and approve the Compensation Committee’s Report for inclusion in the annual proxy statement.
In accordance with its charter, the Compensation Committee may delegate its authority to the Chair of the Compensation Committee when it deems appropriate, unless prohibited by law, regulation or NASDAQ listing standards.
Processes and Procedures for Establishing Executive Compensation
The primary processes and procedures for establishing and overseeing executive compensation include:
Compensation Committee Meetings. The Compensation Committee had three formal meetings in 2017 and conducted other deliberations by email in lieu of formal meetings. The Chair of the Compensation Committee, in consultation with the other members, sets the meeting agendas. The Compensation Committee reports its actions and recommendations to the Board.
Role of Consultants. Based on the Say-on-Pay results in 2017 where the executive compensation program (including the compensation of the NEOs) was approved by 94.2% of the votes cast (excluding abstentions and broker non-votes) and the lack of change to our executive compensation program, the Compensation Committee did not engage any compensation consultants for purposes of evaluating the 2017 overall executive compensation program.

Role of Management

•	The Company’s management provides input on overall executive compensation program design for the Compensation Committee’s consideration.

•
Each year, our CEO presents to the Compensation Committee recommendations for the compensation of the Company’s NEOs (other than himself), as well as certain other officers. The Compensation Committee reviews and discusses these recommendations with the CEO and, exercising its discretion, makes the final decision with respect to the compensation of these individuals. The CEO has no role in setting his own compensation.

•
At the beginning of each year, our CEO presents the Company’s proposed annual performance criteria to the Compensation Committee for the Compensation Committee’s consideration in establishing the short-term and long-term incentive performance criteria.

COMPENSATION COMMITTEE REPORT
To our Stockholders:
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 22 through 51 of this Proxy Statement with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee:
Brian O’Reilly, Chair
Samme L. Thompson
Royce Yudkoff
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
Our NEOs and executive officers serve at the pleasure of the Board (only Mr. Kelly has an employment contract). Set forth below is biographical information for each of our executive officers who are not also a director as of April 26, 2018. Our CEO, Mr. Kelly, is a director of the Company.
Bonnie K. Culp-Fingerhut, age 66, was appointed Executive Vice President ("EVP") of Human Resources and Administration (“HR”) in October 2007. Ms. Culp-Fingerhut has been responsible for strategic human resource planning and human resource policy development at USA Mobility, now operating as Spok, Inc. and its predecessor company, Metrocall, Inc., since 1997. She oversees corporate and international human resource and payroll operations. In addition, Ms. Culp-Fingerhut assumed the role of Executive Vice President of Human Resources and Administration in October of 2007 and oversees the Ethics Program and related compliance activities. Prior to joining the Company, Ms. Culp-Fingerhut was a consultant with Hay Group, a global Human Resources management-consulting firm where she provided advice and services primarily to organizations undergoing large-scale organizational change. She has expertise in designing and implementing cost-effective human resource systems that align with and support the business strategies of the organization. This includes planning and implementing transition, integration and downsizing strategies, and creating reward and performance management systems. Ms. Culp-Fingerhut has over 30 years of experience in human resource management and operations including more than 12 years of senior management positions. Ms. Culp-Fingerhut is an NEO.
Hemant Goel, age 55, was appointed President of Spok, Inc. in June 2015. Mr. Goel is a seasoned business executive with over 30 years of global experience and proven success in healthcare information technology and brings a comprehensive set of management, technical, and product development skills to his role as President of Spok, Inc. Mr. Goel held the role of Chief Operating Officer from October 2014 to June 14, 2015. Mr. Goel joined Spok from Siemens Health Services, where he was Vice President, Clinical Solutions (2008-2014), with worldwide development responsibilities for the company’s sizable Clinical IT solutions business. In this position, he successfully managed the organization’s operations, product portfolio, innovation and strategic growth, resulting in higher revenue, expanded market share, and improved customer retention. Mr. Goel also led a major software acquisition for the company. Before Siemens Health, Mr. Goel was Enterprise Vice President and General Manager, Radiology, Cardiology and Enterprise Imaging at Cerner Corporation (2001-2008), where he managed worldwide sales and development of this business unit. Previously, he was Senior Vice President, Business Development, Sales and Marketing at StorCOMM, Inc. (1999-2001), and, prior to that, served in various management positions at IMNET Systems, Inc., First Data Corporation, and Unisys Corporation. Mr. Goel holds a Bachelor of Science degree in Mechanical Engineering from the Indian Institute of Technology in Kanpur, India, and a Master of Business Administration degree from the McColl School of Business at Queens University in Charlotte, North Carolina. Mr. Goel is an NEO.
Ted M. Peterman, age 36, was appointed Controller on May 1, 2017. From February 2015 through April 2017, Mr. Peterman served as the Senior Director of Revenue of Spok, Inc. Mr. Peterman joined Spok with over 12 years of technical and operational accounting experience. Prior to his employment with the Company, Mr. Peterman served as the Controller of Savi Technologies from 2013 where he led all accounting and finance activities. Mr. Peterman has held various other accounting roles with software and technology companies and began his career as an auditor with EY LLP in the Milwaukee Wisconsin area. Mr. Peterman has a Bachelor in Science in Accounting and Master of Science in Accounting from the University of Wisconsin - Milwaukee and is a licensed Certified Public Accountant.
Thomas G. Saine, age 55, was appointed Chief Information Officer (“CIO”) in August 2008. Prior to his current position, Mr. Saine was the Chief Technology Officer (“CTO”) since October 2007. In addition, Mr. Saine served as the President of GTES, LLC, an indirect wholly owned subsidiary of USA Mobility from 2008 to 2013. Mr. Saine rejoined our Company in August 2007 as VP of Corporate Technical Operations. Previously, Mr. Saine had served our Company as VP, Technology and Integration from November 2003 through June 2005. Mr. Saine was an independent consultant from July 2005 through November 2005 and was a Program Manager and Director of Programs with Northrop Grumman Corporation from December 2005 through August 2007. Prior to Mr. Saine’s employment with our Company in 2003, Mr. Saine had served as VP, Network Services and CTO of Weblink Wireless, Inc. from 2001 through 2003. He serves on the board of Spok Canada, Inc. Mr. Saine has over 30 years of operations, engineering and technology management experience and is a Certified Information Systems Security Professional (CISSP). Mr. Saine is an NEO.

Michael W. Wallace, age 49, was appointed CFO on March 27, 2017. Before his appointment as CFO, Mr. Wallace spent more than 25 years as a financial executive at both public and private companies, most recently as Executive Vice President and CFO at Intermedix Corporation, a healthcare revenue cycle/practice management and data analytics solution provider since August 2013. Prior to joining Intermedix, he was the Executive Vice President and CFO of The Elephant Group (d.b.a. Saveology.com), a leading Internet-based, direct-to-consumer marketing platform. Prior to that, he served as Senior Vice President and CFO of Radiology Corporation of America, a national provider of mobile and fixed-site positron emission tomography (PET) imaging services. Mr. Wallace has also served as an Assistant Chief Accountant in the Securities and Exchange Commission’s (SEC) Division of Enforcement and was a member of the Commission’s Financial Fraud Task Force in Washington, D.C. Prior to being at the SEC, Mr. Wallace served as CFO at Inktel Direct, Corp., a direct marketing service firm, CELLIT Technologies, Inc., a software company serving the contact center marketplace, and Kellstrom Industries, Inc., a publicly held global aerospace company. Before joining Kellstrom, Mr. Wallace worked at KPMG Peat Marwick, LLP in Miami for more than seven years. He received his bachelor’s degree in business administration from the University of Notre Dame and is a licensed Certified Public Accountant. Mr. Wallace became an NEO upon his appointment as CFO on March 27, 2017.
Sharon Woods Keisling, age 49, was appointed Corporate Secretary of Spok in July 2007 and Treasurer in October 2008. Ms. Woods Keisling joined Metrocall, Inc. in August 1989 and was appointed Corporate Secretary of USA Mobility, Inc. in July 2007 and Treasurer in October 2008. Ms. Woods Keisling was named Vice President of Treasury Operations with the merger of Arch and Metrocall in 2004. Prior to this appointment, she held positions in Accounts Receivable and IT. Ms. Woods Keisling currently serves as a Director of Spok, Inc., Arch Wireless, Spok AUS Pty Ltd, Spok Middle East, Inc., and Spok UK Ltd, all wholly owned subsidiaries of the Company. Ms. Woods Keisling has over 25 years of cash operation experience.

COMPENSATION DISCUSSION AND ANALYSIS - TABLE OF CONTENTS

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
We will provide a detailed discussion of our executive compensation with a focus on the Compensation Committee’s decisions with respect to our NEOs. Our NEOs in 2017 were:

NAME	POSITION
Vincent D. Kelly	President and Chief Executive Officer
Hemant Goel	President, Spok, Inc.
Michael W. Wallace	Chief Financial Officer
Thomas G. Saine	Chief Information Officer
Bonnie K. Culp-Fingerhut	Executive Vice President – Human Resource and Administration

Former NEO
Shawn E. Endsley	Former Chief Accounting Officer
EXECUTIVE SUMMARY
Say on Pay Results in 2017 and Stockholder Outreach
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides stockholders with a non-binding advisory vote (“Say-on-Pay”) on the compensation of our NEOs as such compensation is disclosed in our annual proxy statement. We hold these votes annually. At our 2017 Annual Meeting, the 2016 NEO compensation program was approved by 94.2% of the shares voting (excluding abstentions and broker non-votes). Through our stockholder outreach in 2017 and through April 2018 we obtained feedback from our stockholders on our operational and financial performance as well as our NEO pay practices. This 2017 and 2018 stockholder outreach consisted of:

1)
Conducting quarterly reviews of our financial and operating results. For those stockholders who cannot attend the live meetings, we provide a recording of the reviews that can be accessed for 14 days subsequent to the live meeting;

2)	Meeting individually with investors or interested parties who request meetings with management to discuss our financial or operating results;

3)	Speaking with stockholders representing approximately 80.0% of our outstanding shares throughout the year; and

4)	An investor meeting was held at our Eden Prairie, MN office on October 25, 2017.
A more detailed discussion of our stockholder outreach is included in the section "Stockholder Outreach" on page 29.
Based on the past feedback from our stockholders, the Compensation Committee retained the following elements previously established for our executive (including the NEOs) compensation program:

1)	Awarded an annual LTIP award, which for 2017 50% was performance based over a multi-year performance period;

2)	Retained the CEO's minimum stock ownership guideline at three times the CEO's annual salary;

3)	Retained minimum stock ownership guidelines for all other executive officers (including the NEOs) at one times the executive officer's annual salary;

4)	Retained the prohibition for hedging or pledging the shares of the Company's common stock by executive officers (including the NEOs); and

5)	Retained the clawback policy regarding adjustment or recovery of compensation.
The Compensation Committee added the following new element to our executive (including the NEOs) compensation program:

1)	Awarded an annual LTIP award, which for 2017 50% was time based over a multi-year vesting period.
Additional details can be found in section "Elements of Compensation" on page 31 as well as "Long-Term Incentive Compensation" on page 35.

Compensation Philosophy
The compensation philosophy of our Company is intended to motivate executives to achieve Spok’s strategic goals and operational plans and attract and retain high quality talent while the Company transitions from a wireless centric customer base to a growing software centric healthcare communications customer base. This philosophy is supported by an executive compensation program including a pay-for-performance objective that aligns executive compensation with stockholder value as well as an equity interest in the Company which we believe aligns executive financial interests with those of our stockholders. That philosophy is translated into the executive compensation program design based on the following principles.

COMPENSATION PRINCIPLES
Link compensation to performance.
We believe that compensation levels should reflect performance. This is accomplished by:
•    Motivating, recognizing, and rewarding individual excellence;
•    Paying short-term cash bonuses based upon Company financial performance; and
•    Linking elements of long-term compensation to our Company’s financial performance coupled with preserving value through continued stewardship over time.
Maintain competitive compensation levels.
We strive to offer programs and levels of compensation that are competitive with those offered by companies of similar size, as well as our peer group, in order to attract, retain and reward our executives including the NEOs.
Align management’s interests with those of stockholders.
We seek to implement programs which will retain the executives while increasing long-term stockholder value by providing competitive compensation and granting long-term equity-based incentives.

CEO Pay Ratio
The 2017 compensation disclosure ratio of the median annual total compensation of all Company employees to the annual total compensation of the Company’s chief executive officer is as follows:

Category	2017 Total Compensation and Ratio

Annual total compensation of Vincent D. Kelly, Chief Executive Officer	$2,769,082

Median annual total compensation of all employees (excluding Vincent D. Kelly)	$94,642

Ratio of the annual total compensation of Vincent D. Kelly, Chief Executive Officer as compared to the median annual total compensation of all employees	29.3:1
The calculation of annual total compensation of all employees was determined in the same manner as the Total Compensation shown for our CEO in the Summary Compensation Table. We identified the median employee by examining the 2017 total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2017. We included all employees, whether employed on a full-time, part-time, or seasonal basis; we did not make any assumptions, adjustments, or estimates with respect to total compensation, with the exception of annualizing the salary compensation for any full-time employees that were not employed by us for all of 2017.

Company Financial Performance
With the acquisition of the software operations in 2011 the Company has begun a long-term transition from a declining wireless centric customer base to a growing software centric healthcare communications customer base. This means that until our software revenue growth exceeds the decline in our wireless revenue, total consolidated revenue will decline each year. Maintaining our position as a leader in healthcare communication and collaboration requires us to continue development of our integrated platform and invest in the key areas of customer need including: 1) mobility, 2) integrated platform, 3) nursing solutions and 4) alerting. We will continue to increase our spending on product development and strategy in 2018 and beyond to develop these solutions and compete in the changing marketplace. This investment in our future has been and will be reflected in our research and development expenses. The Company is not aware of any specific event which was the primary cause for a decline in share price between January 1 and December 31, 2017.
The 2017 operating objectives and priorities established for the Company which were outlined in our 2016 Annual Report to Stockholders reflect this transition. Our achievement against these operating objectives and priorities is outlined below.

2017 Operating Objectives and Priorities	2017 Achievement
1) Growth of our software revenue and bookings.	Annual software revenue remained flat compared to 2016, but software operations bookings grew to 115.8% of 2016 software operations bookings.
2) Retention of our wireless subscribers and revenue stream.	Net churn for wireless subscribers in 2017 was 5.6% versus 5.3% in 2016. Wireless revenue declined 7.7% in 2017 versus a decline of 7.9% in 2016.
3) Invest in our future solutions.	Research and development expenses increased by 38.9% to $18.7 million in 2017.
4) Return capital to our stockholders.	Cash dividends declared in 2017 were $10.3 million and common stock repurchases were $10.0 million.
5) Long-term revenue growth through business diversification.	We investigated potential acquisition candidates but did not identify any candidates that met our screening criteria to provide stockholder value at a reasonable valuation.
We also announced our plan to continue our regular quarterly dividend of $0.125 per common share in 2018.
The following graphs provide a summary of the Company’s annual financial performance over the five year period ended December 31, 2017 during the long-term, ongoing transition from a declining wireless centric customer base to a growing software centric healthcare communications customer base. The research and development expense changes illustrate our investment to develop our healthcare communications platform and invest in the key areas of customer need including 1) mobility, 2) integrated platform, 3) nursing solutions and 4) alerting. The wireless revenue, software operations bookings, and adjusted operating and capital expenses performance measures are used by the Compensation Committee as performance criteria for the 2017 short-term incentive plan (“STIP”). In addition, each of these metrics are also used as performance criteria for our equity-based long-term incentive plan (“LTIP”). The Compensation Committee believes the use of these metrics links incentive award opportunities to the attainment of performance criteria in these areas, which are key strategic and financial performance measures for the Company.

REVENUE
($ IN MILLIONS)

RESEARCH AND DEVELOPMENT EXPENSES
($ IN MILLIONS)

ADJUSTED OPERATING AND CAPITAL EXPENSES(1)
($ IN MILLIONS)
(1) Adjusted Operating and Capital Expenses exclude severance, depreciation, amortization and accretion, and stock based compensation expense.

SOFTWARE OPERATIONS BOOKINGS(1),(2)
($ IN MILLIONS)
(1) Software operations bookings represent contractual arrangements to provide software licenses, professional services and equipment sales. These contractual arrangements (bookings) represent future revenue.

(2)	Software operations bookings in 2014 reflect $6.7 million in federal government activity that was not replicated in subsequent years.

CASH RETURNED TO SHAREHOLDERS
($ IN MILLIONS)

STOCKHOLDER OUTREACH
On an annual basis the compensation of our NEOs, as such compensation is disclosed in our annual proxy statement, is submitted to our stockholders for a Say-on-Pay vote. In 2017, the 2016 NEO Compensation Program was approved by 94.2% of the shares voting (excluding abstentions and broker non-votes). We believe that the significant support for the NEO Compensation Program was due in part to the continuing impact of the elements outlined below which were implemented in recent years, but we also continued our stockholder outreach in 2017 and through April 2018 to obtain feedback from our stockholders on our operational and financial performance as well as our NEO pay practices. This 2017 and 2018 stockholder outreach consisted of:

1)
Conducting quarterly reviews of our financial and operating results. For those stockholders who cannot attend the live meetings we provide a recording of the reviews that can be accessed for 14 days subsequent to the live meeting;

2)	Meeting individually with investors or interested parties who request meetings with management to discuss our financial or operating results;

3)	Speaking with stockholders representing approximately 80% of our outstanding shares throughout the year; and

4)	Holding an investor meeting at our Eden Prairie, Minnesota office on October 25, 2017.
For this stockholder outreach the agenda generally included (1) a review of the Company's operations and results to date, (2) a discussion of the Company's strategic direction outlining the Company's transition from a declining wireless revenue base to a profitable growing healthcare communications software business and (3) any other matters that were of interest to investors including the Company's compensation philosophy, long-term stockholder value, and its alignment with the Company's strategic direction. During 2017, the Company spoke directly with stockholders representing approximately 80% of the total shares outstanding as of December 31, 2017. The Company did not receive any significant feedback on corporate governance matters. Generally, the CEO, the CFO, the Corporate Secretary and Treasurer and our investor relations professionals took part in these discussions and our stockholders were free to make inquiries about any matter of interest to the stockholder.
EXECUTIVE COMPENSATION DESIGN
Objectives
The design of our executive compensation program reflects the unique strategic situation of the Company using the compensation principles of our Compensation Philosophy. Our Company has been a public company since we were founded in November 2004 resulting from the merger of Metrocall Holdings, Inc. and Arch Wireless, Inc., the two largest remaining independent paging companies in the United States. The merger allowed us to consolidate operations, reduce costs and create stockholder value including the return of $98.4 million between January 1, 2013 and December 31, 2017 in the form of cash distributions (including dividends) and common stock repurchases. This merger also allowed for management of the declining wireless customer base to focus on the most profitable industry segments, primarily healthcare.
In an effort to capitalize on the valuable customer franchise from our wireless customer base in the healthcare industry segment, we acquired Amcom Software, Inc. (“Amcom”) in 2011. Amcom provided healthcare communication software solutions to customers in a variety of industries with a particular emphasis on healthcare. This common focus on the healthcare segment provided our Company with a unique opportunity. This unique opportunity allowed for transition from a declining wireless revenue stream to a growing healthcare communications software business while creating significant stockholder value during the transition. In essence, the Company must profitably manage two revenue lines: 1) a declining wireless revenue stream and related subscribers and 2) a growing healthcare communications software business. We are engaged in a multi-year transition from a declining hardware based wireless company to a growing healthcare communications software company. Becoming the leader in healthcare communication and collaboration requires us to continue development of our integrated platform and invest in the key areas of customer need including: 1) mobility, 2) integrated platform, 3) nursing solutions and 4) alerting. We will continue to increase our spending on product development and strategy in 2018 and beyond to develop these solutions and compete in the changing marketplace. These strategic considerations are important operational elements considered by the Compensation Committee in determining 2017 compensation for our executives, including our NEOs. The Compensation Committee actively considers the implications of this business transition and the evolving size and nature of the overall business when developing the target pay opportunities as part of the executive compensation program design.
For all of our executives, which include the NEOs, incentive compensation in 2017 is determined by the Compensation Committee and ratified by the Board. The Compensation Committee believes that elements of incentive compensation paid to executives should be closely aligned with the Company’s short-term and long-term performance; linked to specific, measurable results which create value for stockholders; and assist the Company in attracting and retaining key executives critical to long-term success.

In establishing compensation for executives, the Compensation Committee has the following objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure compensation performance criteria are aligned with our corporate strategies, business objectives and the long-term interests of our stockholders through profitable management of our transition;

•	Achieve key strategic and financial performance measures by linking incentive award opportunities to attainment of performance criteria in these areas; and

•
Focus executive performance on long-term stockholder value, as well as promoting retention of key staff, by providing a portion of total compensation opportunities in the form of direct ownership in our Company through performance, and time-based, RSUs which are payable in our common stock when such RSUs vest.

Prior to establishing the compensation plans, the Board and the Compensation Committee reviews with management the Company’s long range plan (“LRP”). The LRP is a five year projection of the Company's operations. This LRP was reviewed with the full Board at two meetings during the year. The Board discusses with management the Company’s operational priorities, strategic direction, budget assumptions including headcount, sales, research and development spending, capital expenditures, revenue growth, subscriber churn, maintenance retention and other elements supporting the LRP. The Board also reviews a detailed narrative which encapsulates this process. The Board takes great care in setting compensation plans, including determination of performance criteria, to ensure plans are robust, compensation is adequately proportioned between cash and equity in order to create both short term stability and long-term focus. The Board and Compensation Committee actively and independently considers the performance criteria and management projections when determining the appropriate performance criteria for use in Short-Term Incentive Compensation ("STIP") and Long-Term Incentive Compensation ("LTIP") as the basis for motivating executive performance.
Based on this understanding of the Company’s operations and plans, as detailed in the LRP, the Compensation Committee identified all key performance criteria, as further outlined under the Short-Term and Long-Term Incentive Compensation sections, that, in the judgment of the Compensation Committee, would support the Company’s capital allocation and long-term stockholder value creation plans. The Compensation Committee believes that the selected performance criteria for both the STIP and LTIP incentive management to weigh its operational decisions in a manner that best supports the interests of stockholders.

Elements of Compensation
The following chart summarizes the key pay elements during 2017 for our executives including the NEOs. Each element is described in detail beginning on page 33 in the section “2017 Executive Compensation Program Decisions”.

COMPENSATION ELEMENT	FORM	PURPOSE	HOW IT LINKS TO PERFORMANCE
FIXED	Base Salary	Cash	To provide a stable, reliable source of income sufficient to retain talent	Reviewed annually by the Compensation Committee in light of performance factors (Company and individual) and competitive market compensation practices
	Long-Term Time Based Awards	Equity	To provide a stable and reliable source of income as an element of long-term retention and encourage a sense of ownership among executives and NEOs	
AT-RISK	Short-Term Incentive Bonus [(1)]	Cash	To motivate, recognize, retain and reward the achievement of annual financial and other performance criteria as established by the Compensation Committee	Variable and based on achievements of pre-established Company performance criteria as directed by Compensation Committee
	Long-Term Incentive Awards [(1)]	Equity	To motivate, recognize, retain and reward NEOs based on long-term Company performance criteria as established by the Compensation Committee	Variable and based on achievement of Company performance criteria as directed by the Compensation Committee • Performance-Based RSUs- only pay if the applicable performance criteria are met over the defined multi-year performance period

(1)
The “At-Risk” compensation elements are based on incentive plans approved in advance by the Compensation Committee. The 2017 STIP was 50% financial performance and 50% operational performance based while the LTIP was 25% financial performance, 25% operational performance and 50% time based. Both the performance based STIP and LTIP awards provided for non-payment or caps on potential payment of the awards if the pre-established performance criteria are not met or exceeded. Both the performance based STIP and LTIP awards provided that if certain pre-established performance minimums are not met, no payment is made on the performance based components.

We believe, given the industry in which we operate and the corporate culture that we have established, base compensation, cash bonuses and equity incentives at levels consistent with those for executives, including NEOs, of comparable companies are generally sufficient to retain our existing executive officers and to hire new executive officers when and as required. Our Compensation Committee believes a significant portion of our executives, including NEOs, compensation should be tied to our performance.
We believe, as is common in the technology sector and with our industrial peers, equity awards are a key compensation-related motivator in attracting and retaining executive officers in addition to base salary and cash bonuses. Each of these components are discussed in further detail in later sections.
The Compensation Committee also established policies which prohibit executives, including the NEOs, from hedging or pledging their shares of the Company’s common stock. In addition our Compensation Committee has instituted a clawback policy regarding adjustment or recovery of compensation. Such policies also reduce risks associated with the Company’s compensation policies. We believe our compensation policies and practices are not likely to have a material adverse impact on the Company.

Relationship with Compensation Consultants and Use of Peer Groups
Given the strong approval of our 2016 Executive Compensation Program, the Compensation Committee determined that minimal changes would be made to the form, amounts and structure of the 2017 Executive Compensation Program, although, in accordance with our peers, the program was changed in 2017 to implement annual RSU awards which are time-based (with a three-year vesting period) under our LTIP. Additional information regarding the time-based RSU awards can be found beginning on page 37. The Compensation Committee determined that compensation consultants did not need to be engaged in 2017 for overall executive compensation program design. The Compensation Committee did not engage in benchmarking or utilize a peer group in making its decisions regarding the 2017 Executive Compensation Program.
2017 EXECUTIVE COMPENSATION PROGRAM DECISIONS
The elements of compensation, all of which are discussed in greater detail below, include:

•	Base Salary;

•	All Other Compensation;

•	Short-Term Incentive Compensation;

•	Long-Term Incentive Compensation; and

•	Termination and Change-in-Control Arrangements.
Base Salary
Base salaries are intended to provide our NEOs with a degree of financial certainty and stability that does not depend on our performance, and are part of the total compensations package that the Compensation Committee believes is necessary to help ensure the retention of our NEOs. The base salary element of our compensation program is designed to be competitive with compensation paid to similarly situated, competent and skilled executives. Based on the Company’s planned operations for 2017, the Compensation Committee's review of the executive compensation program and the overwhelming approval by stockholders of the 2016 Executive Compensation Program the Compensation Committee made no changes to the NEO base salaries for 2017.
The base salaries paid to our NEOs are set forth in the Summary Compensation Table on page 41 in the Salary column. The increase in salary in 2015 reflects a one time extra biweekly payroll payment due to the payroll leap year. All employees of the Company received this extra biweekly payroll payment.
All Other Compensation
We provide certain employee benefits and limited perquisites to our NEOs. In general except as noted below, the other elements of compensation are the same as offered to all other employees of the Company.
Perquisites – We provide a car to the CEO pursuant to his employment agreement.
Insurance Premiums – We paid for basic life insurance at the value of the NEO’s annual salary to a maximum of $250,000. This is available to all employees of the Company.
Company Contribution to Defined Contribution Plan – All Company employees are eligible to receive a Company contribution.
Spok Holdings, Inc. Savings and Retirement Plan (the “Plan”) is open to all Company employees working a minimum of twenty hours per week with at least thirty days of service. The Plan qualifies under Section 401(k) of the Internal Revenue Code (the “Code”). Under the Plan, participating employees may elect to voluntarily contribute a percentage of their qualifying compensation on a pretax or after-tax basis up to the annual maximum amounts established by the Code. The Company matches 50% of the employee’s contribution, up to 5% of each participant’s gross salary per pay period, or 50% of the employee’s annualized contribution up to $2,500, whichever is greater. There is a per-pay-period match on the 5% component and an end-of-year true up on the $2,500 component. Contributions made by the Company become fully vested three years from the date of the participant’s employment. Profit sharing contributions are discretionary. In 2017, 2016 and 2015, we made matching contributions in amounts equal to $29,229, $32,971, and $31,565, respectively, for the NEOs participating in the Plan as reflected in “All Other Compensation Table for 2017” in the “Compensation Tables” section on page 42.
Dividend Equivalent Rights (“DERs”) – Participants in the 2015 LTIP, including the NEOs, are entitled to accrue DERs on each RSU granted to the participant. Each DER represents the value of dividends paid on the Company’s common stock during the 2015 LTIP performance cycles. Each participant, including the NEOs, is entitled to receive in cash the DERs accrued on the underlying RSUs if the pre-established performance criteria is met. If a participant voluntarily leaves the employ of the Company, the underlying DERs are forfeited along with forfeiture of the unvested RSUs.
Other Employee Benefits – We maintain broad-based benefits for all employees, including health, vision and dental insurance, disability insurance, paid time off and paid holidays. Executives (including NEOs) are eligible to participate in all of the employee benefit plans on the same basis as other employees with the exception of increased vacation accrual and eligibility for payout of that vacation accrual at time of termination.
Short-Term Incentive Compensation
Our STIP is designed to motivate our executives and key employees (including the NEOs) and reward them with cash payments for achieving quantifiable, pre-established Company performance criteria.
Description of the STIP Performance Criteria – Based on the information from the LRP for 2017, the Compensation Committee approved the performance criteria of the 2017 STIP to be effective January 1, 2017. The 2017 STIP was payable in cash, based upon separate pre-established performance criteria which included adjusted consolidated operating and capital expenses, wireless revenue, software operations bookings, and development milestones, each of which is measurable     and readily reportable and requires the coordination and cooperation of all of management for achievement. The Compensation Committee chose adjusted operating and capital expenses to replace adjusted operating cash flow in order to provide focus on the individual components that adjusted operating cash flow is derived from. Additionally, the Compensation Committee replaced total consolidated revenue with wireless revenue to ensure attention was placed on both the wireless and software revenue streams (software bookings).
The Compensation Committee selected the 2017 performance criteria, all of which are key elements leading to long-term stockholder value creation, for the STIP based on the following rationale:
Adjusted Operating and Capital Expenses – Adjusted Operating and Capital Expenses is defined as operating expenses less depreciation, amortization and accretion expense, less severance, less stock based compensation, plus capital expense (all calculated in accordance with U.S. GAAP). This performance criteria is a non-GAAP measure of the companies operating expenses. This performance criteria measures the Company’s ability to manage its operations expenses based on parameters established by the Board.
Wireless Revenue – As noted earlier, the Company is in transition from a declining wireless centric revenue base to a growing software centric base as represented by software revenue. As the Company transitions to a software centric base, the Compensation Committee believes it is important to focus on the retention of wireless revenues to continue internal funding of research and development projects which it anticipates will fuel long term growth. A short-term focus on retention of the wireless revenue stream will in turn provide for the present endeavors within our research and development function and our continued transition into a software centric business. This performance criteria will reflect a reduction in revenue in comparison to actual results from the prior year given the declining nature of revenues related to those products and services.
Software Operations Bookings – Software operations bookings represent contractual arrangements to provide software licenses, professional services and equipment sales. These contractual arrangements (bookings) represent future revenue. This performance criteria focuses management on supporting the critical drivers for future growth and implementation of the transition to growth. As the Company accomplishes its transition to overall growth, this performance criteria will generally reflect an increase from the prior year based on the Compensation Committee's understanding of the Company's operations. In establishing the software operations booking target level for 2017 the Compensation Committee reviewed the actual performance level for software operations bookings in 2016 and set the 2017 target performance level higher than actual performance in 2016.

Development Milestones: Prototype Platform and Alpha/Beta Delivery - as noted earlier, one of our Operating Objectives is to invest in our future solutions. This has resulted in Project Catapult which is designed to integrate our existing solutions, together with physician and nursing workflows, into a seamless platform of healthcare communication and collaboration. Given the planned increase in research and development expenditures for 2017 to achieve this goal, it was critical to establish specific development milestones to measure the progress of Project Catapult. As such, two criteria were established: 1) Prototype Platform - validation of the Company’s physician based secure messaging direction, solution and scope, through guided demonstrations of a working commercial prototype to existing hospital customers who agreed to participate as Innovation Partners with representation from physicians, nursing and technology; and 2) Alpha/Beta Delivery - delivery of both alpha and beta versions of the Prototype Platform to such Innovation Partners during 2017.
The Compensation Committee assigned the greatest weight to the timely completion of our research and development efforts as it measures the Company's ability to deliver growth and long term stockholder value in alignment with the Company's long term vision through the creation and deployment of new software products and services.
The Compensation Committee believes these five 2017 STIP performance criteria are the key elements supporting stockholder value creation and appropriately focus management on successfully transitioning the Company to growth.
Performance Criteria levels are based on the Company's transition - During the transition period, the Compensation Committee understands that the outcomes of certain of the Company's key performance criteria, such as wireless revenue, will be lower than the prior year reflecting the strategic nature of the Company's business. The Compensation Committee has established a higher performance level in 2017 for software operations bookings as compared to actual 2016 software operations bookings (see "Description of the STIP Performance Criteria" above) as this performance criterion is focused on transitioning to the software centric portion of the customer base.
Payouts are determined by interpolation of performance goals – Straight-line interpolation is used to determine payouts for STIP awards when 1) the actual performance is between the threshold performance level and target performance level or 2) the actual performance is between the target performance level and the maximum performance level. There is no STIP payout if achievement is below the threshold performance level. Payments under the STIP are contingent upon continued employment, though pro rata payments will be made in the event of death or disability based on actual performance at the triggering event date relative to targeted performance measures for each program. Further, if an executive’s employment is involuntarily terminated (other than for cause), the executive will be eligible to receive a pro rata payment of the STIP for the year of termination, subject to the execution of an appropriate release and other applicable and customary termination procedures.
The threshold, target and maximum performance goals for each component of the performance criteria and the payouts that would have been provided under the 2017 STIP in the event of performance at each applicable level are set forth in the following tables.

Performance Criteria(1)	Relative Weight	Threshold Payout Against Target	Threshold Performance Level (In 000s)	Target Payout	Target Performance Level (In 000s)	Maximum Payout Against Target	Maximum Performance Level (In 000s)
Adjusted Operating and Capital Expenses(2)	15%	80%	$193,306	100%	$161,088	125%	$128,870
Wireless Revenue	10%	80%	$77,483	100%	$96,854	130%	$106,539
Software Operations Bookings(3)	25%	80%	$28,000	100%	$35,000	150%	$38,500
Development Milestone: Prototype Platform(4)	25%	0%	—	100%	4/30/2017	100%	4/30/2017
Development Milestone: Alpha/Beta Delivery(4)	25%	0%	—	100%	12/31/2017	100%	12/31/2017
Total	100%	40%		100%		119.25%

(1)
The Compensation Committee selected the performance criteria as key measures in determining stockholder value. The relative weight assigned to each performance measure reflects the judgment of the Compensation Committee as to the importance each measure has to stockholder value.

(1)	Operating expenses less depreciation, amortization and accretion expense, less severance, less stock based compensation, plus capital expense (all calculated in accordance with U.S. GAAP).

(3)
Software operations bookings represent contractual arrangements to provide software licenses, professional services and equipment sales. These contractual arrangements (bookings) represent future revenue.

(4)
Target dates are an all or nothing performance objective. Failure to complete the required research and development tasks prior to the established deadline results in no payout on the related criterion.

The Compensation Committee actively considers the appropriate size of the pay opportunity each year in light of the evolving nature and size of the business. The Compensation Committee determines the threshold, target and maximum payouts for each performance criterion based on the Compensation Committee's understanding of the Company's LRP and the expectations for 2017. Based on this understanding the Compensation Committee also establishes the relative weighting for each performance criteria with Development Milestone afforded the most significant weighting (see "Description of the STIP Performance Criteria").
In establishing the software operations booking target level for 2017 the Compensation Committee reviewed the actual performance level for software operations bookings in 2016 and set the target performance level higher than actual performance for 2016.
Then the Compensation Committee established the threshold and maximum payout levels based on the Compensation Committee's judgment as to the impact on stockholder value.
The amounts paid under the 2017 STIP were based on the following achievement against the pre-established performance criteria.

Performance Criteria	Relative Weight	Actual Performance (in 000s)	Actual Payout	Weighted Actual Payout
Adjusted Consolidated Operating and Capital Expenses	15%	$154,254	106.4%	16.0%
Wireless Revenue	10%	$101,188	117.9%	11.7%
Software Operations Bookings	25%	$38,912	150.0%	37.5%
Development Milestone: Prototype Platform	25%	Completed	100%	25.0%
Development Milestone: Alpha/Beta Delivery	25%	Incomplete as of 12/31/2017	—%	0.0%
Total	100%			90.2%
The STIP for each NEO is based on a percentage of the NEO’s base salary. For the NEOs' 2017 STIP, the percentage of base salary, the targeted payout and the actual payout were as follows:

NEO	STIP Target Opportunity - Percentage of Base Salary	Targeted Payout ($)	Actual Payout ($)
Vincent D. Kelly	100%	600,000	541,200
Hemant Goel	100%	350,000	315,700
Michael W. Wallace(1)	75%	262,500	181,636
Thomas G. Saine	75%	206,250	186,038
Bonnie K. Culp-Fingerhut	75%	168,750	152,213
(1)Actual payout based on pro-rated service in 2017 from March 27, 2017.
Long-Term Incentive Compensation
Our 2017 LTIP rewards eligible executives, including the NEOs, through a combination of equity awards that contained time-based vesting and vesting based on the future financial performance of our Company. The goals of our long-term incentive program are to:

•	To reinforce a sense of ownership and to align the financial interests of eligible executives, including the NEOs, with those of our stockholders;

•	Motivate decision-making which improves financial performance of our healthcare communications business over the long-term particularly during the Company's transition;

•	Recognize and reward superior financial performance of the Company; and

•	Provide a retention element to our compensation program.

These goals were used in establishing the LTIP performance criteria for the 2017 grant outlined below.
2017 LTIP AWARD – The Compensation Committee approved the 2017 LTIP which was granted to eligible employees, including NEOs, in January 2017. The 2017 LTIP grants provide eligible employees the opportunity to earn long term incentive compensation based on continued employment with the Company and the Company’s attainment of certain financial goals as determined by the Compensation Committee for the period from January 1, 2017 through December 31, 2019 (the “2017-2019 performance period”).
Time-Based Vesting Awards - The Compensation Committee determined it would be appropriate and in the best interest of the Company and its stockholders to award a portion of its equity awards as time-based vesting to encourage, retain, and reinforce a sense of ownership among executives, including NEOs. The Company anticipates future equity incentive awards will continue to be awarded as a combination of both time, and performance-based, awards, however, the Compensation Committee may also consider other alternative forms of equity-based awards in the future.
In January 2017, as described above, the Compensation Committee awarded time-based RSUs to eligible employees, including NEOs. 100% of the award is in the form of RSUs granted under our 2012 Equity Plan, subject to vesting as described below. Additionally, participants are entitled to DERs with respect to the RSUs to the extent that any cash dividends or cash distributions (regular or otherwise) are paid with respect to our common stock during the vesting period. Vested RSUs will be settled in the Company's common stock and vested DERs will be paid in a lump sum cash payment with accrued interest, in each case, subject to income and employment tax withholding. These grants are included in the 2017 Grants of Plan-Based Awards table and the grant date fair value of the awards is included with the NEOs 2017 compensation in the Summary Compensation Table.
The table below details the time-based grants awarded to all eligible employees, including NEOs:

NEO	RSUs Awarded (Time-Based)	Value at Grant Date(1)	Market Value at Year-End(2)
Vincent D. Kelly	38,554	799,996	603,370
Michael W. Wallace(3)(4)	19,891	354,247	311,294
Hemant Goel	12,048	249,996	188,551
Bonnie K. Culp-Fingerhut	4,066	84,370	63,633
Thomas G. Saine	4,969	103,107	77,765

(1)	The fair values of the RSUs awarded were calculated at $15.65, the closing price of the Company's common stock on December 30, 2016, the trading day prior to the date of grant.

(2)
Market or payout values of the unvested RSUs were based on the target number of RSUs and our closing stock price at December 31, 2017 of $15.65. The RSUs are convertible into shares of the Company’s common stock if the pre-established performance criteria for the 2017-2019 performance period are achieved.

(3)
Mr. Wallace became the Chief Financial Officer of the Company in March 2017. In connection with the commencement of his employment, a one-time award of 12,535 RSUs with a grant date fair value of $220,000 was issued to Mr. Wallace on July 17, 2017. This one-time award vests in full at the end of a one year period from the date of grant.

(4)
In connection with the commencement of his employment, Mr. Wallace was awarded a pro-rated number of time-based RSUs under the 2017 LTIP. The fair value of which was calculated at $18.25, the closing price of the Company's stock on March 26, 2017, the trading day prior to the grant date, and represented 7,356 RSUs.

The time-based grants noted in the table above will vest in 3 equal installments on December 31, 2017, 2018 and 2019 based on continued employment with the Company.
Performance-based Vesting Awards - Based on the information from the LRP, the Compensation Committee approved the performance criteria for the 2017 LTIP grant for the 2017-2019 performance period, which performance criteria is measurable, readily reported and requires the coordination and cooperation of all management. The Compensation Committee chose adjusted operating and capital expenses to replace adjusted operating cash flow in order to provide focus on the individual components that adjusted operating cash flow is derived from. Additionally, the Compensation Committee replaced total consolidated revenue with wireless revenue to ensure attention was placed on both the wireless and software revenue streams (software bookings).

The Compensation Committee selected the performance criteria for the 2017 LTIP grant based on the following rationale:
Wireless Revenue – As noted earlier, the Company is in transition from a declining wireless centric revenue base to a growing software centric base as represented by software revenue. As the Company transitions to a software centric base the Compensation Committee believes it is important to focus on the retention of wireless revenues to continue internal funding of research and development projects that it anticipates will fuel long term growth. This performance criteria will reflect a reduction in revenue in comparison to actual results from the prior year given the declining nature of revenues related to those products and services. The Compensation Committee believes that maintaining this revenue stream is a key area of focus as the Company continues its transition into a software centric business. A long term focus on the maintenance of this revenue stream will continue to benefit investors through both capital reallocation opportunities as well as the continued funding of current and future software development efforts.
Adjusted Operating and Capital Expenses – Adjusted Operating and Capital Expenses is defined as operating expenses less depreciation, amortization and accretion expense, less severance, less stock based compensation, plus capital expense (all calculated in accordance with U.S. GAAP). This performance criteria is a non-GAAP measure of the Company's operating expenses. This performance criteria measures the Company’s ability to manage its operations expenses based on parameters established by the Board.
Software Operations Bookings – Software operations bookings represent contractual arrangements to provide software licenses, professional services and equipment sales. These contractual arrangements (bookings) represent future revenue. This performance criteria focuses management on supporting the critical drivers for future growth and implementation of the transition to growth. As the Company accomplishes its transition to overall growth, this performance criteria will generally reflect an increase from the prior year based on the Compensation Committee's understanding of the Company's operations.
The Compensation Committee has determined that wireless revenue, adjusted operating and capital expenses (as defined), and software operations bookings are key elements impacting stockholder value. The Compensation Committee believes that the use of wireless revenue, adjusted operating and capital expenses (as defined), and software operations bookings in both the STIP and LTIP are warranted to motivate management to successfully implement the transition to growth and are aligned with our stockholders interests as follows:

•
Wireless revenue is the basis for future software growth. The Compensation Committee believes that the use of this metric will focus management on the responsible growth and transition of the Company into a software centric business with a continued focus on remaining debt free and providing itself with internal funding of current and future research and development efforts.

•
Adjusted operating and capital expenses (as defined) is the non-GAAP measure for the Company's operating expenses. The Compensation Committee believes that the use of this metric will focus management on not only the long-term growth of revenues but on the responsible growth of profitable revenue streams which will continue to generate and provide long-term cash flows and the Company's long-term allocation strategy for stockholder dividends and/or common stock repurchases.

•
Software operations bookings is the basis for achieving growth. The Compensation Committee's objective is to motivate management to achieve sustainable growth, which would require implementation of the strategies reviewed and approved by the Board (and Compensation Committee) during the review of the LRP.

Payouts are determined based on long-term performance - Management recommended and the Compensation Committee, in its sole discretion, selected employees to be participants in the 2017 LTIP grant.
Under the terms of the performance-based grants, 100% of the target award is in the form of RSUs granted under our 2012 Equity Plan, subject to vesting as described below. Additionally, participants are entitled to DERs with respect to the RSUs to the extent that any cash dividends or cash distributions (regular or otherwise) are paid with respect to our common stock during the 2017-2019 performance period. The DERs are subject to the same vesting restrictions as the RSUs to which they relate, such that the DERs are only paid to the extent the applicable performance criteria underlying the RSUs have been attained. Vested RSUs will be settled in the Company's common stock and vested DERs will be paid in a lump sum cash payment with accrued interest, in each case, subject to income and employment tax withholding. The Compensation Committee believes that performance-based RSUs link long-term compensation for our executives to our Company’s operational and stock price performance as RSUs are earned only if pre-established performance goals are met and, if earned, are settled in shares of the Company’s common stock upon vesting.

Similar to the STIP, straight-line interpolation is used to determine payouts for LTIP awards when 1) the actual performance is between the threshold performance level and target performance level or 2) the actual performance is between the target performance level and the maximum performance level. There is no LTIP payout if achievement is below the threshold performance level. Payments under the LTIP are contingent upon continued employment, though pro rata payments will be made in the event of death or disability based on actual performance at the triggering event date relative to targeted performance measures for each program. Further, if an executive’s employment is involuntarily terminated (other than for cause), the executive will be eligible to receive a pro rata payment of the LTIP for the year of termination, subject to the execution of an appropriate release and other applicable and customary termination procedures.
The Compensation Committee actively considers the appropriate size of the pay opportunity each year in light of the evolving nature and size of the business. The Compensation Committee determines the threshold, target and maximum payouts for each performance criterion based on the Compensation Committee's understanding of the Company's LRP and the expectations for 2017. Based on this understanding the Compensation Committee also establishes the relative weighting for each performance criteria with operations bookings afforded the most significant weighting (see "Description of the LTIP Performance Criteria").
The following table summarizes the performance criteria of the 2017 performance-based LTIP grant for the 2017-2019 performance period:

2017 performance-based LTIP Grant
Item #	Weighting	2017-2019 Performance Period Criteria(1)
1	20%	Cumulative Wireless Revenue
2	30%	Cumulative Adjusted Operating and Capital Expenses(2)
3	50%	Cumulative Software Operations Bookings(3)
Total	100%

(1)
The Compensation Committee selected the performance criteria as key measures in determining stockholder value. The relative weight assigned to each performance measure reflects the judgment of the Compensation Committee as to the importance each measure has to stockholder value.

(2)	Operating expenses less depreciation, amortization and accretion expense, less severance, less stock based compensation, plus capital expense (all calculated in accordance with U.S. GAAP).

(3)
Software operations bookings represent contractual arrangements to provide software licenses, professional services and equipment sales. These contractual arrangements (bookings) represent future revenue.

The 2017 LTIP grants provide that the grant will vest and be paid only if the minimum thresholds for the applicable performance criteria for the 2017-2019 performance period are achieved and will be forfeited if the minimum thresholds for the applicable performance criteria for the 2017-2019 performance period are not achieved. Participants will generally forfeit all rights with respect to RSUs and DERs awarded under the 2017 LTIP grant if they terminate with cause or voluntarily separate before the payment date, subject to employment agreement provisions for our CEO. The 2017 LTIP grants will be paid in March 2020 after filing our Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC. The Company believes that current disclosure of the amounts of the performance criteria for the 2017-2019 performance period would be competitively harmful by providing the Company’s competition with detailed insight into the Company’s intentions and expectations. The Company will provide the details of the performance criteria for the 2017-2019 performance period upon completion of the 2017-2019 performance period in its 2019 Annual Report on Form 10-K and in its 2020 Proxy Statement.

The table below details the performance-based grants awarded to all eligible employees, including NEOs:

NEO	RSUs Awarded (Performance-Based)	Value at Grant Date(1)	Market Value at Year-End(2)
Vincent D. Kelly	38,554	799,996	603,370
Hemant Goel	12,048	249,996	188,551
Michael W. Wallace(3)	7,355	134,229	115,106
Thomas G. Saine	4,969	103,128	77,765
Bonnie K. Culp-Fingerhut	4,066	84,370	63,633

(1)	The fair values of the RSUs awarded were calculated at $20.75, the closing price of the Company's common stock on December 30, 2016, the trading day prior to the date of grant.

(2)
Market or payout values of the unvested RSUs were based on the target number of RSUs and our closing stock price at December 31, 2017 of $15.65. The RSUs are convertible into shares of the Company’s common stock if the pre-established performance criteria for the 2017-2019 performance period are achieved.

(3)
In connection with the commencement of his employment, Mr. Wallace was awarded a pro-rated number of time-based RSUs under the 2017 LTIP. The fair value of which was calculated at $18.25, the closing price of the Company's stock on March 26, 2017, the trading day prior to the grant date.

The performance-based grants noted in the table above will vest on December 31, 2019 if the minimum thresholds for the pre-established performance goals for the 2017-2019 performance period are achieved.
Termination and Change of Control Arrangements
At this time, we do not have written employment agreements with our executives except for Mr. Kelly, our CEO. For purposes of retention the Compensation Committee believed that an employment agreement with Mr. Kelly was necessary. We believe that providing severance to each of our executives, including NEOs, is an important retention tool and provides security to the executives with respect to their terms of employment. Our policies on severance are intended to provide fair and equitable compensation in the event of termination of employment. We did not pay or accrue any amounts relating to termination of any NEO for the year ended December 31, 2017. For a detailed description of the termination and change-in-control provisions refer to “Payments Upon Termination or Termination Due to Change in Control” on page 44.
OTHER CONSIDERATIONS
Stock Ownership Guidelines and Prohibitions on Hedging and Pledging
The Compensation Committee established stock ownership guidelines under which all executive officers, including NEOs, are expected to hold common stock until his or her termination of employment in an amount equal to a multiple of salary, as determined by position, which is based on our peer group analysis conducted in prior years. Our CEO is expected to hold three times his annual salary and at April 1, 2018 held in excess of 8 times his annual salary in shares of the Company’s common stock and RSUs. Each executive officer is expected to hold one times their annual salary in shares of common stock and RSUs and has three years to fulfill this obligation. If the stock price declines, executive officers may hold the fixed number of shares based on the stock price at program commencement.
Stock ownership includes shares over which the executive has direct or indirect ownership or control, including RSUs. We expect executives to meet their ownership guidelines within three years of becoming subject to the guidelines (or three years from a subsequent promotion date and resulting increase in ownership requirements). As of December 31, 2017, all of our executive officers, except for Ted Peterman, Controller, exceeded their stock ownership requirements. Mr. Peterman has three years from his date of promotion to Controller on May 1, 2017 to fulfill this requirement.
We do not permit our executive officers to engage in hedging or pledging activities with respect to Company shares.

Tax and Accounting Considerations
In addition to our executive compensation objectives and design principles, we consider tax and accounting treatment when designing and administering our executive compensation program. One important tax consideration is Code Section 162(m), which limits our ability to deduct (for tax purposes) compensation paid to any covered employee to $1.0 million annually. Covered employees include the principal executive officer and the Company’s next three highest paid executive officers, other than the Company’s principal financial officer.
The Compensation Committee does not believe compensation decisions should be necessarily constrained by how much compensation is deductible for federal income tax purposes. As a result the Compensation Committee has authorized, and retains the discretion (in the exercise of its business judgment) to authorize, payments that may not be deductible if it believes that they are in the best interests of our stockholders.
“Clawback” Policy Regarding the Adjustment or Recovery of Compensation
We have a “clawback” policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board or the Compensation Committee determines that, as a result of a restatement of our financial statements, an executive received more compensation than would have been paid absent the restated financial statements, the Board or Compensation Committee may in its discretion, take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation or adjustment of the future compensation of such executive and dismissing or taking legal action against the executive, in each case as the Board or the Compensation Committee determines to be in the best interests of the Company and our stockholders. Our RSU award agreements also include similar “clawback” provisions.
Hedging and Pledging Policy
We have a "hedging and pledging" policy restricting all directors and executive officers from, directly or indirectly, purchasing any security whose value derives from an equity security of the Company or any similar financial instrument that is designed to hedge or offset any decrease in market value of any equity securities of the Company. In addition, all directors and executive officers are prohibited to pledge equity securities of the Company as collateral for a loan or otherwise hold equity securities of the Company in a margin account.

COMPENSATION TABLES
BACKGROUND
The Compensation Tables for 2017 include compensation information for all of the NEOs, which include Messrs. Kelly, Goel, Wallace, and Saine and Ms. Culp. Effective March 27, 2017, Mr. Michael Wallace was appointed CFO and effective September 30, 2017 Mr. Endsley, the former CAO, concluded his employment with Spok, Inc. Compensation details for Mr. Endsley as a former NEO have been included in the 2017 tables.
SUMMARY COMPENSATION TABLE FOR 2017
The following Summary Compensation Table includes the values for the elements of compensation detailed above. The Summary Compensation Table includes values for contingent compensation, such as unvested equity awards. The NEOs may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amounts listed in the Summary Compensation Table and related footnotes.
Summary Compensation Table for 2017

					Stock Awards	Non-Equity Incentive Plan Compensation
NEO	Job Title	Year	Salary ($)(1)	Bonus ($)	LTIP Awards ($)(2)	STIP Awards ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)
Vincent D. Kelly	CEO	2017	600,000	—	1,599,992	541,200	27,890	2,769,082
		2016	600,000	—	1,375,534	644,400	27,517	2,647,451
		2015	623,077	—	1,499,991	451,200	29,762	2,604,030
Hemant Goel	President, Spok Inc.	2017	350,000	—	499,992	315,700	7,302	1,172,994
		2016	350,000	—	275,100	375,900	7,177	1,008,177
		2015	350,962	—	301,950	254,701	151,258	1,058,871
Michael W. Wallace(3)	CFO	2017	262,500	125,000	488,476	181,636	47,962	1,105,574
Thomas G. Saine	CIO	2017	275,000	—	206,235	186,038	7,643	674,916
		2016	275,000	—	189,134	221,513	7,163	692,810
		2015	285,577	—	206,237	155,100	7,198	654,112
Bonnie K. Culp-Fingerhut	EVP HR	2017	225,000	—	168,740	152,213	7,825	553,778
		2016	225,000	—	154,745	181,238	9,141	570,124
		2015	210,377	—	151,935	114,258	6,323	482,893
Former NEO
Shawn E. Endsley	Former CAO	2017	192,308	—	187,498	168,661	6,840	555,307
		2016	250,000	—	171,931	201,375	8,069	631,375
		2015	259,615	—	187,488	141,000	8,270	596,373

(1)	Amounts shown represent base salaries earned for the applicable year. For 2015 all employees of the Company including the NEOs, received one additional biweekly payment due to a payroll leap year.

(2)
The fair value of the performance-based RSUs awarded in 2017 is based on the probable outcome of the performance conditions on the grant date and calculated at $20.75 per share, the closing price of the Company's common stock on December 30, 2016, the trading day prior to the date of grant. Assuming maximum outcomes for 2017, the award would be approximately 135% of the values noted in the table above. For 2015 and 2016 the probable and maximum outcome are the same. Grant date fair values were determined in accordance with FASB ASC Topic 718. For additional information, refer to the footnotes of the audited financial statements that were included in the Company's 2017 Annual Report on Form 10-K.

(3)
Mr. Wallace became the Chief Financial Officer of the Company on March 27, 2017 and as agreed he was granted 14,711 RSUs at a grant date fair value of $18.25 based on the closing price of the Company's common stock on March, 24, 2017 as part of a pro-rated LTIP award for 2017. In connection with the commencement of his employment, a one-time award of 12,535 RSUs with a grant date fair value of $220,000 was issued to Mr. Wallace on July 17, 2017. Refer to the "Long-Term Incentive Compensation" section for additional details. Additionally, in connection with the commencement of his employment, Mr. Wallace was awarded a one-time cash bonus of $125,000.

(4)	Amounts shown represent annual STIP awards paid in cash.

(5)	Additional information is provided in the "All Other Compensation" table below.

ALL OTHER COMPENSATION TABLE FOR 2017
The following table summarizes all other compensation for the NEOs for the years ended December 31, 2017:
All Other Compensation Table for 2017

NEO	Job Title	Year	Perquisites($)(1)	Insurance Premiums($)	Company Contribution to Defined Contribution Plans ($)	Total ($)
Vincent D. Kelly	CEO	2017	20,108	1,032	6,750	27,890
Hemant Goel	President, Spok Inc.	2017	—	552	6,750	7,302
Michael W. Wallace	CFO	2017	44,967	235	2,760	47,962
Thomas G. Saine	CIO	2017	—	1,032	6,611	7,643
Bonnie K. Culp-Fingerhut	EVP HR	2017	—	1,467	6,358	7,825
Former NEO
Shawn E. Endsley	Former CAO	2017	—	1,218	5,622	6,840

(1)	All perquisite amounts shown in the table for Mr. Kelly were for car allowances, perquisite amounts for Mr. Wallace were related to relocation expenses.
GRANTS OF PLAN-BASED AWARDS DURING 2017
The following table sets forth the possible non-equity (cash based) and equity incentive plan awards (performance-based RSUs) that were granted to the NEOs in 2017.
Grants of Plan-Based Awards for 2017

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of RSUs	Grant Date Fair Value ($)(5)
NEO	Award(3)	Threshold ($)(4)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent D. Kelly	2017 STIP	240,000	600,000	715,500	—	—	—	—	—
	2017 LTIP (time)	—	—	—	—	—	—	38,554	799,996
	2017 LTIP (performance)	—	—	—	30,843	38,554	53,397	—	799,996
Hemant Goel	2017 STIP	140,000	350,000	417,375	—	—	—	—
	2017 LTIP (time)	—	—	—	—	—	—	12,048	249,996
	2017 LTIP (performance)	—	—	—	9,638	12,048	16,686	—	249,996
Michael W. Wallace	2017 STIP	105,000	262,500	313,031	—	—	—	—
	2017 LTIP (time)	—	—	—	—	—	—	19,891	354,247
	2017 LTIP (performance)	—	—	—	5,884	7,355	10,187	—	134,229
Thomas G. Saine	2017 STIP	82,500	206,250	245,953	—	—	—	—
	2017 LTIP (time)	—	—	—	—	—	—	4,969	103,107
	2017 LTIP (performance)	—	—	—	3,975	4,969	6,882	—	103,128
Bonnie K. Culp-Fingerhut	2017 STIP	67,500	168,750	201,234	—	—	—	—
	2017 LTIP (time)	—	—	—	—	—	—	4,066	84,370
	2017 LTIP (performance)	—	—	—	3,253	4,066	5,631	—	84,370
Former NEO
Shawn E. Endsley	2017 STIP	75,000	187,500	209,859	—	—	—	—	—
	2017 LTIP (time)	—	—	—	—	—	—	4,518	93,749
	2017 LTIP (performance)	—	—	—	3,614	4,518	6,257	—	93,749

(1)
Amounts represent full year cash awards, excluding reductions due to prorated awards, under the 2017 STIP for the NEOs. The actual payments were equal to 90.2% of the 2017 STIP target award and are reflected in the "Short-Term Incentive

Compensation" section and in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)
Amounts represent the RSUs awarded under the performance based 2017 LTIP to the NEOs in 2017. The RSUs are convertible into shares of the Company's common stock if the pre-established performance goals of the 2017 LTIP are achieved. The performance period of the 2017 LTIP is the three year period ending December 31, 2019.

(3)
All equity awards were granted on January 3, 2017 with the exception of Mr. Wallace's awards which were granted on March 27, 2017 in connection with the commencement of his employment and a subsequent one-time award of 12,535 RSUs granted on July 17, 2017.

(4)
The amount shown in the "Threshold" column represents the amount that would have been paid to the NEO for 2017 if we had achieved the minimum level of each financial performance objective and did not meet either operational performance objective. Additional details are reflected in the "Short-Term Incentive Compensation" section.

(5)
Amounts represent the grant date fair value based upon the probable outcome of the underlying performance conditions, if applicable, as of the grant date, calculated in accordance with FASB ASC Topic 718. For additional information, refer to footnotes of the audited financial statements that were included in the Company's 2017 Annual Report on Form 10-K.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017
At December 31, 2017, the following RSUs are outstanding for the NEOs:
Outstanding Equity Awards at December 31, 2017

	Stock Awards
	Number of Unearned RSUs That Have Not Vested (#)(1)	Market or Payout Value of Unearned RSUs That Have Not Vested ($)(2)	Equity Incentive Plan Awards:
NEO			Number of Unearned RSUs That Have Not Vested (#)(3)		Market or Payout Value of Unearned RSUs That Have Not Vested ($)(2)
Vincent D. Kelly	25,703	402,252	30,843	(4)	482,693
			40,939	(3)	640,695
Hemant Goel	8,032	125,701	9,638	(4)	150,835
			8,188	(3)	128,142
Michael W. Wallace	17,439	272,920	5,884	(4)	92,085
Thomas G. Saine	3,313	51,848	3,976	(4)	62,224
			5,629	(3)	88,094
Bonnie K. Culp-Fingerhut	2,711	42,427	3,253	(4)	50,909
			4,606	(3)	72,084

Former NEO
Shawn E. Endsley	—	—	2,269	(3)	35,510

(1)
Represents the RSUs awarded on January 3, 2017. The RSUs are convertible into shares of the Company's common stock based on a three year vesting period. RSUs vest in equal annual installments on December 31, 2017, 2018 and 2019.

(2)	Market or payout values of the unvested RSUs were based on our closing stock price at December 31, 2017 of $15.65.

(3)
Represents the threshold number of performance-based RSUs awarded under the LTIP on January 28, 2016. The RSUs are convertible into shares of the Company's common stock if the pre-established performance goals are achieved over the three year period ending on December 31, 2018.

(4)
Represents the threshold number of performance-based RSUs awarded under the LTIP on January 3, 2017. The RSUs are convertible into shares of the Company's common stock if the pre-established performance goals are achieved over the three year period ending on December 31, 2019.

STOCK AWARDS VESTED IN 2017
The following table shows information regarding stock awards that vested during 2017 with respect to our NEOs. Amounts earned based on performance through the end of 2017 were not paid until after filing of the 2017 Annual Report on March 1, 2018 and upon the Board's determination that the applicable performance goals were met. Based on the Board's assessment, only 50% of the performance based RSUs, which were granted in 2015 and vested on December 31, 2017, would be paid in common stock based on performance of the company between 2015 and 2017.

	Stock Awards
NEO	Number of Shares Acquired upon Vesting (#)	Value Realized on Vesting ($)(1)
Vincent D. Kelly	56,053	877,229
Hemant Goel	12,764	199,757
Michael W. Wallace	2,452	38,374
Thomas G. Saine	7,596	118,877
Bonnie K. Culp-Fingerhut	5,731	89,690

Former NEO
Shawn E. Endsley	4,192	65,605

(1)
Amounts shown are based on the closing price of our common stock of $15.65 on December 31, 2017, the date shares were vested. Payment in shares of the Company's common stock were made in March 2018 after filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 with the SEC for performance-based awards and in January 2018 for time-based awards.

The following table details the achievement of the pre-established performance criteria that allowed for partial payment of the vested RSUs in common stock of the Company in March 2018 after filing our 2017 Annual Report with the SEC.

Item #	2015-2017 Performance Period Criteria ($ in 000s)	Relative Weight	Target	Achievement	Weighted Actual Payout
1	Cumulative Consolidated Revenue (2015-2017)(1)	50%	$501,581	$540,364	50%
2	Minimum 2017 Consolidated Revenue(1)		156,397	171,175
3	Cumulative Consolidated Operating Cash Flow (2015-2017)(2)	50%	83,394	85,346	0%
4	Minimum 2017 Operating Cash Flow(2)		24,571	16,921
	Total	100%			50%

(1)	Excludes the impact of any fair value write down of deferred revenue as a result of purchase accounting and expenses incurred in connection with acquisition due diligence or related activities.

(2)
Operating Cash Flow is defined as operating income plus severance and restructuring expenses, plus depreciation, amortization and accretion expenses less purchases of property and equipment all determined in accordance with U.S. GAAP.

(3)	Payout Conditions -

•	If performance criteria #s 1-4 are achieved, payout is at 100% of the 2015 LTIP award.

•	If only performance criteria #s 1 and 2 or only performance criteria #s 3 and 4 are achieved, payout is 50%.

•	If none of the performance criteria are achieved, payout is 0%.

PAYMENTS UPON TERMINATION OR TERMINATION DUE TO CHANGE IN CONTROL
We believe that providing severance to each of our executives, including NEOs, is an important retention tool and provides security to the executives with respect to their terms of employment. Our policies on severance are intended to provide fair and equitable compensation in the event of involuntary termination of employment without cause. We did not pay or accrue any amounts relating to termination for the NEOs for the year ended December 31, 2017.

Employment Agreement and Termination Arrangements – CEO
Mr. Kelly entered into an employment agreement with our Company on November 16, 2004, as amended on October 30, 2008; March 16, 2011; and July 29, 2013.
Under the employment agreement, Mr. Kelly receives a stated annual base salary of $600,000 and is eligible to participate in all of our benefit plans, including fringe benefits available to our senior executives, as such plans or programs are in effect from time to time, and use of an automobile. The Board reviews Mr. Kelly’s base salary annually and may increase, but not decrease, the amount of his base salary. In addition to base salary, Mr. Kelly is eligible for an annual bonus target equal to 100% of base salary based on achievement of certain performance targets set by the Board or a committee thereof; provided that Mr. Kelly is employed by the Company on December 31 of the applicable calendar year and he has not voluntarily terminated his employment with the Company prior to the date such annual bonus is payable. The annual bonus shall be payable in cash.
Under the employment agreement, we are not obligated to pay to Mr. Kelly a gross-up payment for any payment received or to be received by Mr. Kelly in connection with his termination of employment or contingent upon a change in control of the Company that is subject to any excise tax.
The employment agreement contains a covenant restricting Mr. Kelly from soliciting and hiring employees of the Company and its subsidiaries (both wireless and software businesses) and from competing against the Company and its subsidiaries (both wireless and software businesses) during Mr. Kelly’s employment and for a period of two years after the date of termination (as defined in the employment agreement) for any reason.
Under the employment agreement, the agreement may be terminated with 30 days written notice at any time if Mr. Kelly is disabled (as defined in the employment agreement) for a period of six months or more; with “cause” (as defined in the employment agreement); and without cause upon notice from the Company. Mr. Kelly may terminate such agreement with our Company at any time upon 60 days written notice to the Company. Furthermore, the employment agreement may be terminated by mutual agreement of the parties and shall automatically terminate upon Mr. Kelly’s death.
Disability. The employment agreement provides that for termination as a result of disability, following the use of all accrued sick and personal days, we shall pay Mr. Kelly:

(1)	A disability benefit equal to 50% of the base salary during the disability period in lieu of payment of his base salary;

(2)
All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due, subject to the terms and conditions of the applicable Company fringe benefit or incentive compensation plan or program;

(3)
An amount equal to two times the full base salary then in effect that would have been payable through the expiration of the term (December 31, 2017), payable in a lump sum within 45 days after such date of termination; and

(4)
An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of disability, times (ii) the annual STIP target amount payable within 45 days after the date of termination.

Any payments made to Mr. Kelly during the disability period shall be reduced by any amounts paid or payable to him under our disability benefit plans.
Death. The employment agreement provides that upon death, Mr. Kelly’s estate will be entitled to:

(1)	Base salary through the date of death;

(2)
All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due, subject to the terms and conditions of the applicable Company fringe benefit or incentive compensation plan or program;

(3)
An amount equal to two times the full base salary then in effect that would have been payable through the expiration of the term (December 31, 2017), payable in a lump sum within 45 days after the date of death; and

(4)
An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of death, times (ii) the annual STIP target amount payable within 45 days after the date of termination.

Termination without Cause or For Good Reason. The employment agreement provides that upon a termination of employment, either by the Company without cause or by Mr. Kelly for good reason (as defined in the employment agreement), he will be entitled to:

(1)	Base salary through the date of termination payable within 10 business days;

(2)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;

(3)	An amount equal to two times the full base salary then in effect, payable in a lump sum within 45 days after the date of termination;

(4)	An amount equal to the annual STIP target for the calendar year in which the termination occurs, payable within 45 days after the date of termination;

(5)
An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of termination, times (ii) the annual STIP target amount payable within 45 days after the date of termination;

(6)
Reimbursement of the cost of continued group health plan benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for 18 months, to the extent elected by the CEO and to the extent the CEO is eligible and subject to the terms of the plan and the law;

(7)
Reimbursement for expenses reasonably incurred by Mr. Kelly in securing outplacement services through a professional person or entity of his choice, subject to the approval of the Company, at a level commensurate with Mr. Kelly’s position, for up to one year commencing on or before the one-year anniversary of the date of termination at his election, not to exceed $35,000; and

(8)	Full vesting of any unvested equity awards.
Effective as of January 1, 2017, the Company entered into a new employment agreement with Mr. Kelly, which agreement has an initial term that ends on December 31, 2019. The terms of the new employment agreement are similar to those disclosed above, with the exception of the following: (i) deletion of a provision that provided minimum equity compensation each year, which was replaced with a provision by which an amount of annual equity compensation, subject to vesting criteria under the Company LTIP, will be determined by the Board of Directors; (ii) an expansion of the definition of Good Reason to include a change in Mr. Kelly's principal place of employment, as in effect on December 28, 2016 or as in effect after a subsequent change to which Mr. Kelly has agreed in writing, to a location more than 35 miles from his principal place of employment; (iii) a change to Mr. Kelly’s severance amount such that in the event of his termination without cause or resignation for good reason, he shall be entitled to receive (x) an additional one times his annual STIP target if such termination occurs within one year following a change of control and (y) reimbursement for COBRA costs for 24 months following termination; and (iv) in the event of Mr. Kelly’s termination due to his death or disability, he shall be entitled to receive an amount equal to two times his base salary, instead of receiving base salary payments until the expiration of the term of the agreement.
Assuming that the termination occurred on December 31, 2017 and our closing stock price at December 31, 2017 was $15.65, the targeted payments to the CEO are set forth in the following table:

Vincent D. Kelly CEO	Disability ($)(1)	Death ($)(1)	Termination without Cause or For Good Reason ($)(1)
Employment Agreement Benefits
Other Income(2)	433,176	—	—
Salary and Lump Sum Benefits(3)	1,450,000	1,800,000	2,400,000
Health Benefits(6)	—	—	38,022
Total Compensation under Employment Agreement	1,883,176	1,800,000	2,438,022

Company Incentive Plans and Other Benefits
Life Insurance(4)	—	250,000	—
Accrued Vacation Pay(5)	—	285,271	285,271
2017 STIP(7)	541,200	541,200	541,200
2015 LTIP Award(8)	676,127	676,127	676,127
2016 LTIP Award(9)	422,854	422,854	640,688
2017 LTIP Award (time-based)(10)	199,112	199,112	603,370
2017 LTIP Award (performance-based)(11)	199,112	199,112	603,370
All Other Compensation(12)	170,732	170,732	205,732
Total Compensation from Company Incentive Plans and Other Benefits	2,209,137	2,744,408	3,555,758
Total Compensation	4,092,313	4,544,408	5,993,780

(1)
For purposes of the Disability benefits, Mr. Kelly was assumed to be disabled on June 1, 2017 through a termination date of December 31, 2017 (which includes 30 days written notice provided on December 1, 2017). For purposes of the "Death" and "Termination without Cause or For Good Reason" scenarios it was assumed death or termination was December 31, 2017.

(2)
This amount assumed Mr. Kelly has been paid his pro rata base salary from January 1, 2017 through December 31, 2017 under the “Death” and “Termination without Cause or For Good Reason” scenarios. The payment to Mr. Kelly under the “Disability” scenario includes a disability benefit equal to 50% of the base salary during the disability period, assumes the use of Mr. Kelly's accrued sick and personal days as of May 31, 2017 through termination on December 31, 2017, and reduces compensation by anticipated payments made under the Company's short and long term disability plans during the period of disability.

(3)	These amounts represent the relevant lump sum payments pursuant to Mr. Kelly’s employment agreement and include the additional STIP target bonus amounts.

(4)	This represents a standard benefit available to all employees.

(5)
This payment was based on accrued vacation hours at December 31, 2017 under the "Disability", “Death” and “Termination without Cause or For Good Reason” scenarios. This payment is pursuant to Mr. Kelly’s employment agreement and the vacation policy for NEOs.

(6)
This was the cost of continuation of health benefits provided to Mr. Kelly. At his expense, Mr. Kelly or his beneficiary is entitled to continuation of health coverage pursuant to COBRA under the “Disability” or “Death” scenario. The amount reflected in the table under “Termination without Cause or For Good Reason” scenario represented reimbursement of the cost of continuation of health benefits provided to Mr. Kelly for 18 months.

(7)	These amounts represent the actual amount of Mr. Kelly's 2017 STIP that was unpaid as of the date of termination, December 31, 2017.

(8)	These amounts represent the actual amount of Mr. Kelly's 2015 LTIP that was vested but unpaid as of the date of termination, December 31, 2017 based on our closing stock price on such date.

(9)
Pursuant to the terms of the 2016 LTIP award, Mr. Kelly was entitled to 66% of the target award for purposes of the "Disability" and "Death" scenarios. With respect to the "Termination without Cause or for Good Reason" scenario, Mr. Kelly receives accelerated vesting on the Date of Termination of any time-based conditions for any unvested equity awards. Payment of awards with performance obligations are not made until those requirements have been satisfied. The total RSUs awarded to Mr. Kelly for the 2016 LTIP award were 81,877, however, the table takes into consideration the anticipated vesting of 50% of the original award based on the performance criteria. The amounts represent the market values at December 31, 2017 for the RSUs that would have vested as of December 31, 2017 under the 2016 LTIP award based on our closing stock price on such date of $15.65.

(10)
Pursuant to the terms of the 2017 LTIP award (time-based), Mr. Kelly was entitled to 33% of the target award for purposes of the "Disability" and "Death" scenarios. With respect to the "Termination without Cause or for Good Reason" scenario, Mr. Kelly receives accelerated vesting on the Date of Termination of any time-based conditions for any unvested equity awards. The total RSUs awarded to Mr. Kelly for the 2017 performance-based LTIP award were 38,554. The amounts represent the market values at December 31, 2017 for the RSUs that would have vested as of December 31, 2017 under the 2017 LTIP award based on our closing stock price on such date of $15.65.

(11)
Pursuant to the terms of the 2017 LTIP award (performance-based), Mr. Kelly was entitled to 33% of the target award for purposes of the "Disability" and "Death" scenarios. With respect to the "Termination without Cause or for Good Reason" scenario, Mr. Kelly receives accelerated vesting on the Date of Termination of any time-based conditions for any unvested equity awards. Payment of awards with performance obligations are not made until those requirements have been satisfied. The total RSUs awarded to Mr. Kelly for the 2017 time-based LTIP award were 38,554. The amounts represent the market values at December 31, 2017 for the RSUs that would have vested as of December 31, 2017 under the 2017 LTIP award based on our closing stock price on such date of $15.65.

(12)
The amount reflected under “Termination without Cause or For Good Reason” scenario consists of the maximum reimbursement for outplacement services of $35,000 and dividends earned through December 31, 2017 (excluding interest earned) for the RSUs awarded to Mr. Kelly under the 2015, 2016, and 2017 LTIP grants. For purposes of the "Disability" and "Death" scenarios the amounts reflected consist of dividends earned through December 31, 2017 (excluding interest earned) for the RSUs awarded to Mr. Kelly under the 2015, 2016, and 2017 LTIP grants. The dividends earned by Mr. Kelly related to the 2016 LTIP awards take into consideration the anticipated vesting of 50% of the original award based on the performance criteria.

Termination Arrangements – NEOs (Excluding CEO)
Mr. Wallace, Mr. Saine, Mr. Goel and Ms. Culp are employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Agreements.
The Company previously entered into Severance Agreements with the NEOs (excluding the CEO), for the purpose of providing severance payments and benefits upon a termination of the executive’s employment without “cause” or, following the occurrence of a change in control, a termination of the executive’s employment without cause or a resignation of the executive’s employment for “good reason” as defined in the Severance Agreements. However, the agreements had expired as of December 31, 2016. In April 2017, the Company executed new Severance Agreements with its Executive Officers, including the NEOs (other than the CEO), the terms of which are substantially similar to the prior agreements.
Termination without Cause. Under the terms of the Severance Agreements, the NEOs (other than the CEO) would be entitled to the following severance benefits upon a termination without cause occurring prior to a change in control, subject to their executing a release of claims.

(1)
Continued payment of base salary for a minimum of twenty-six (26) weeks, plus an additional two weeks for each year of service, up to a combined maximum of fifty-two (52) weeks (the “Severance Period”);

(2)
Continued group health plan benefits in accordance with COBRA. Under the Severance Agreements, COBRA coverage will be provided to NEOs at the discounted employee rate for the Severance Period; and at the end of such period, the NEOs are able to continue their COBRA coverage but they will be fully responsible for the entire COBRA premium amount; and

(3)
Prorated portion of the award under the annual STIP for the calendar year in which the termination occurred based upon the length of employment in that calendar year and actual performance for the year.

The benefits mentioned above are subject to certain post-employment restrictions (principally execution of a release of claims and satisfaction of non-compete obligations) and other terms and conditions set forth in the Severance Agreements. All severance payments are subject to the applicable Federal, state and local taxes. In the event of death prior to the completion of all payments, the remaining payments shall be made to the executive’s beneficiary.
Termination Vesting Provision under the 2015 LTIP for the 2016 and 2017 grants. In accordance with the terms of the LTIP, if the NEOs (but not the CEO) are terminated for cause or voluntarily separate from service prior to the end of the applicable performance period, they shall forfeit any right to receive an actual award, unless otherwise authorized by the Committee in its sole discretion. Otherwise, participants are entitled to a prorated award at the end of the performance period, provided the performance targets have been met.
Based on the total number of days they were employed during the performance period. In the event of a participant’s death, the participant’s estate will be eligible to receive an amount not greater than 100% of the participant’s target award, with such amount determined in the Compensation Committee’s sole discretion. Payment will be made in the year following the participant’s death.

Assuming that the termination without cause occurred on December 31, 2017 and that our closing stock price at December 31, 2017 was $15.65, the targeted payments to the NEOs (excluding the CEO), are set forth in the following table:

NEO	Job Title	Salary ($)	Accrued Vacation Pay ($)(1)	Health Benefits ($)(2)	2017 STIP ($)(3)	LTIP and Other Equity Awards ($)(4)(5)	All Other Compensation ($)(6)	Total ($)
Hemant Goel	President, Spok Inc.	215,385	56,382	10,531	315,700	388,028	38,685	1,024,711
Michael W. Wallace	CFO	175,000	16,671	12,757	181,636	199,772	8,650	594,486
Thomas G. Saine	CIO	243,269	44,199	4,000	186,038	219,797	30,180	727,483
Bonnie K. Culp-Fingerhut	EVP HR	225,000	57,705	12,757	152,213	172,260	23,785	643,720

(1)	These payments were based on accrued vacation hours at December 31, 2017 pursuant to the vacation policy for the NEOs.

(2)	These amounts represent the cost of continuation of health benefits for the Severance Period provided to the NEOs.

(3)	These amounts represent the actual STIP award paid to the NEOs for 2017. The Company’s performance for 2017 resulted in payment at 90.2% of the STIP target.

(4)
Pursuant to the terms of the LTIP, the NEOs were entitled to 100% of the target award for the 2015 grant, 66% of the target award for the 2016 grant and 33% of the target award for the 2017 grant. The table reflects a reduction of the 2015 and 2016 target awards by 50% based on actual and anticipated completion of the related performance metrics. The amounts represent the market values at December 31, 2017 for the RSUs that would have vested as of December 31, 2017 under the LTIP based on our closing stock price on such date of $15.65.

(5)
Mr. Wallace became the Chief Financial Officer of the Company in March 2017. In connection with the commencement of his employment, a one-time award of 12,535 RSUs with a grant date fair value of $220,000 was issued to Mr. Wallace on July 17, 2017. This one-time award vests in full at the end of a one year period from the date of grant. For purposes of this table, it was assumed that Mr. Wallace was entitled to 50% of the award as of December 31, 2017.

(6)
These amounts represent cumulative cash dividends of $1.875 per share accrued for NEOs for RSUs granted in 2015, $1.25 for RSUs granted in 2016 and $0.50 for RSUs granted in 2017. The table reflects a reduction of the 2015 and 2016 cumulative cash dividends by 50% based on actual and anticipated completion of the related performance metrics. Cumulative cash dividends for Mr. Wallace reflect $0.38 for the LTIP award granted as of March 27, 2017 and $0.25 for the one-time award granted on July 17, 2017. The amounts do not reflect interest earned on the cumulative cash dividends.

Change in Control Arrangements – NEOs (Excluding the CEO)
Under the Severance Agreements, if a change in control with respect to the Company occurs, and following such change in control, the applicable NEO (other than the CEO) experiences a termination of employment by the Company without cause or resigns for “good reason” as defined in the Severance Agreements, then, the NEOs (other than the CEO) would be entitled to the following severance benefits , subject to their executing a release of claims.
The severance benefits upon a termination without cause or resignation for good reason occurring after a change in control, subject to execution of a release of claims would be:

(1)
A cash lump sum payment equal to a minimum of 1.5 times the executive’s base salary, plus an additional two weeks of base salary for each year of service, up to a maximum payment of two times the executive’s base salary;

(2)
Accident and health insurance benefits substantially similar to those that the executive was receiving immediately prior to termination until the earlier to occur of 18 months following termination or such time as the executive is covered by comparable programs of a subsequent employer, reduced to the extent of any comparable benefits received from another source; and

(3)	An amount equal to 100% of the executive’s target award under the annual STIP for the calendar year in which the termination occurred.

In addition, in accordance with the terms of the LTIP, the NEOs (but not the CEO), will be entitled to the following accelerated vesting schedule in the event of a change in control, but only if the Compensation Committee determined that the Company was on track to meet the applicable performance goals under the LTIP:

(1)	Fifty percent (50%) of the participant’s target award shall vest if a change in control occurs during the first year of the performance period;

(2)	Seventy-five percent (75%) of the participant’s target award shall vest if a change in control occurs during the second year of the performance period; or

(3)	One hundred percent (100%) of the participant’s target award shall vest if a change in control occurs during the third year of the performance period.
Additionally, One hundred percent (100%) of the participant's unvested time-based equity awards will be entitled to accelerated vesting in the event of a change in control. Payment will be made on the earlier of: (1) a change in control of the Company (as defined in the 2012 Equity Plan); or (2) on or after the third business day following the day that the Company filed its 2017 Annual Report with the SEC.
Assuming a termination without cause or resignation for good reason following a change in control occurred on December 31, 2017 and that our closing stock price at December 31, 2017 was $15.65, the targeted payments to the NEOs (excluding the CEO) are set forth in the following table:

NEO	Job Title	Salary ($)(1)	Accrued Vacation Pay ($)(2)	Health Benefits ($)(3)	2017 STIP ($)(4)	LTIP and Other Equity Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Hemant Goel	President, Spok Inc.	565,385	56,382	31,593	350,000	515,849	38,685	1,557,894
Michael W. Wallace	CFO	525,000	16,671	38,272	262,500	368,847	8,650	1,219,940
Thomas G. Saine	CIO	518,269	44,199	12,000	206,250	275,686	30,180	1,086,584
Bonnie K. Culp-Fingerhut	EVP HR	450,000	57,705	38,271	168,750	217,991	23,785	956,502

(1)	These amounts assume the NEOs have been paid their pro rata base salaries from January 1, 2017 through December 31, 2017.

(2)	These payments were based on accrued vacation hours at December 31, 2017 pursuant to the vacation policy for the NEOs.

(3)	These amounts represent the cost of continuation of health benefits provided to the NEOs for 18 months.

(4)	These amounts represent the 2017 STIP award at the target level.

(5)
These amounts represent the portion of the RSUs under the LTIP that were eligible to vest based on our closing stock price on December 31, 2017 of $15.65. These amounts would be payable without regard to termination of employment, but only if the Compensation Committee determined that the Company was on track to meet the applicable performance goals under the LTIP. The table reflects a reduction of the 2015 and 2016 target awards by 50% based on actual and anticipated completion of the related performance metrics. All time-based awards

(6)
These amounts represent cumulative cash dividends of $1.875 per share accrued for NEOs for RSUs granted in 2015, $1.25 for RSUs granted in 2016, and $0.50 for RSUs granted in 2017. The amounts do not reflect interest earned on the cumulative cash dividends. The table reflects a reduction of the 2015 and 2016 cumulative cash dividends based on actual and anticipated completion of the related performance metrics. Cumulative cash dividends for Mr. Wallace reflect $0.38 for the LTIP award granted as of March 27, 2017 and $0.25 for the one-time award granted on July 17, 2017. The amounts do not reflect interest earned on the cumulative cash dividends.

We did not pay or accrue any amounts relating to termination and change in control payments for the NEOs for the year ended December 31, 2017.
The LTIP contains a forfeiture policy for termination with cause. Under these provisions, executives (including NEOs) who are terminated upon failure to substantially perform duties, failure to carry out any lawful and reasonable directive, conviction or plea of nolo contendere to a felony or crime of moral turpitude, material breach of their obligations as an employee or commission of an act of fraud, embezzlement, misappropriation or otherwise acting in a manner detrimental to the Company’s interests as determined by the Board, will forfeit any outstanding awards as of the date of termination. These provisions serve to help ensure that executives act in the best interest of the Company and its stockholders.

SEVERANCE RECOVERY POLICY
We maintain a clawback provision regarding severance benefits. Under the clawback provision, executives including NEOs who violate non-competition, non-solicitation or confidentiality agreements forfeit all severance amounts paid or to be paid by the Company. Further, it is our policy to seek the reimbursement of severance benefits paid to executives including NEOs who violate non-competition, non-solicitation or confidentiality agreements, or otherwise breach the Separation Agreements and Release between themselves and the Company.
The Company’s Restricted Stock Agreement under the 2012 Equity Plans includes a “Spendthrift Clause” to protect unvested restricted stock against any interest or transfer.

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 1 – ELECTION OF DIRECTORS
Below are eight nominees for director to be elected at the Annual Meeting to serve until their respective successors are elected or appointed and qualified. Nominees for election to the Board shall be approved by a majority of the votes cast by holders of the common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote.
Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with our Bylaws. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a director if elected.
Set forth below is certain information, as of April 26, 2018, for each person nominated to the Board:

Royce Yudkoff, age 62, became a director and the Chair of the Board in November 2004. He is also a member of the Compensation Committee and Nominating and Governance Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch in November 2004, Mr. Yudkoff had been a director of Metrocall since April 1997, and had served as the Chair of its Board since February 2003. In 1989, Mr. Yudkoff co-founded ABRY Partners, LLC, a private equity investment firm, which focuses on the media, communications and business services sectors. Mr. Yudkoff currently serves on the Board of ABRY Partners, LLC, Stafford Insurance Company and America's Kitchen, Inc. Mr. Yudkoff served on the Board of Muzak Holdings LLC from 2002 to 2009, Talent Partners from 2000 to 2014, Media Ocean, LLC from 2014 to 2015 and Nextstar Broadcasting Group, Inc. from 1996 to 2014. Additionally, Mr. Yudkoff is a Professor of Management Practice at Harvard Business School.

Director Qualifications: Mr. Yudkoff has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Yudkoff has experience in the media and communication sectors that can be applied to our operations. Mr. Yudkoff has the requisite qualifications to continue as a director.

N. Blair Butterfield, age 61, became a director of the Company in July 2013. He is a member of the Audit Committee.
Position, Principal Occupation and Professional Experience:  Prior to 2016, Mr. Butterfield was the President of VitalHealth Software, North America which offers the industry’s leading cloud-based eHealth application development platform with solutions for collaborative care as well as the Office of the National Coordinator certified electronic health records for specialty practices. Mr. Butterfield is a senior health information technology (“IT”) executive and eHealth expert with thirty years of global experience in new market and business development, general management, government initiatives, sales management and strategic marketing. He is also the Chairman of Wind River Advisory Group, LLC, a strategic consulting firm in health IT and ehealth. He has also served as Vice President (“VP”), International Development for eHealth at GE Healthcare from 2006 to 2011. Previously, Mr. Butterfield served on the Board of California Institute of Computer

Assisted Surgery (CICAS) from 2011 to 2013, All Clear Diagnostics, LLC from 2012 to 2014, the eHealth Initiative and Foundation from 2008 to 2010, and VistA Software Alliance from 2006 to 2008.
Director Qualifications:  Mr. Butterfield has extensive experience in the software industry that can be applied to our operations in such market segments as enterprise health information systems and platform software, health information exchange (HIE), electronic medical Records (EMR), medical imaging, standards-based interoperability and clinical informatics.

Stacia A. Hylton, age 58, became a director of the Company in 2015. Ms. Hylton is a member of the Audit Committee.

Position, Principal Occupation and Professional Experience: Ms. Hylton currently serves as a Principle for LS Advisory, a New Jersey-based business solutions advisory consultancy. She also serves on the Board of Directors for Lexis Nexis Special Services, Inc., an information and data analytics solutions company, and Core Civic, Inc., a publicly traded real estate solutions and corrections and residential reentry centers provider. In 2016, Ms. Hylton served as Senior Vice President for Cyber Security at MTM Technologies, Inc., a leading national provider of innovative IT solutions and services. In 2010, Ms. Hylton was nominated by the President of the United States and confirmed by the United States Senate as Director of the United States Marshal Service (“USMS”), a federal law enforcement agency. The USMS employs over 12,000 employees, task force officers and contractors with a budget in excess of $4.9 billion. Ms. Hylton retired as Director of USMS in 2015. In 2010 she was President of Hylton Kirk & Associates, a private consulting firm located in the Commonwealth of Virginia. From 2004 to 2010 Ms. Hylton served as the Federal Detention Trustee in the United States Department of Justice. From 1980 through 2004 she served in progressively responsible positions within USMS.

Director Qualifications:    Ms. Hylton has extensive operational and executive management experience that includes security, alarm monitoring/call center technology, multi-year fiscal planning and execution, contracting, cyber security data-analytics and corporate strategy. Ms. Hylton provides unique insight, which assists the Company in developing and growing key market segments for our healthcare communication solutions. Ms. Hylton has the requisite qualifications to continue serving as a director.

Vincent D. Kelly, age 58, became a director, President and Chief Executive Officer (“CEO”) of the Company in November 2004 when USA Mobility was formed through the merger of Metrocall and Arch. Prior to the merger of Metrocall and Arch Mr. Kelly was President and CEO of Metrocall since February 2003.
Position, Principal Occupation and Professional Experience:  Prior to this appointment, he had also served at various times as Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”) and Executive Vice President (“EVP”) of Metrocall. He served as the Treasurer of Metrocall from August 1995 to February 2003, and served as a director Metrocall from 1990 to 1996 and from May 2003 to November 2004. Mr. Kelly serves as CEO for all our subsidiaries as well as a Director. Mr. Kelly served on the Boards of Tellabs from 2012 to 2013 and Penton Media from 2003 to 2007.
Director Qualifications: Mr. Kelly has been involved with the wireless and telecommunications industry for over 25 years and the software industry for over four years. Mr. Kelly holds a BS in accounting from George Mason University.

Brian O’Reilly, age 58, became a director of the Company in November 2004. He is a member of the Nominating and Governance Committee and is the Chair of the Compensation Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch, Mr. O’Reilly had been a director of Metrocall since October 2002. He was with Toronto-Dominion Bank for 16 years, from 1986 to 2002. From 1986 to 1996, Mr. O’Reilly served as the managing director of Toronto-Dominion Bank’s loan syndication group, focused on the underwriting of media and telecommunications loans. From 1996 to 2002, he served as the managing director of Toronto-Dominion Bank’s media, telecom and technology group with primary responsibility for investment banking in the wireless and emerging telecommunications sectors.
Director Qualifications:  Mr. O’Reilly has been involved with the paging industry as a director since 2002 and a director of the Company since November 2004. Mr. O’Reilly has past experience in the underwriting of media and communication financing that can be applied to our operations.

Matthew Oristano, age 61, became a director of the Company in November 2004. He is Chair of the Audit Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch, Mr. Oristano had been a director of Arch since 2002. Mr. Oristano has been the President, CEO and member of the Board of Alda Inc., an investment management company, since 1995. He has served as chair of the Board, President and CEO of Reaction Biology Corporation, a contract biomedical research firm, since March 2004. He was the Vice President, Treasurer and member of the Board of The Oristano Foundation from 1995 to November 2012.
Director Qualifications:  Mr. Oristano has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Oristano has past experience in investment management and telecommunications company operations. As a CEO, Mr. Oristano has directly supervised CFOs and been involved in the annual audit process. Mr. Oristano is also considered an audit committee financial expert. Mr. Oristano has the requisite qualifications to continue as a director.

Todd Stein, age 40, nominee to the board.
Position, Principal Occupation and Professional Experience: Mr. Stein is Co-Investment Manager of Dallas-based Braeside Investments, LLC, the investment manager of private investment partnerships focusing on global small and micro-cap equities. Mr. Stein’s core competency is applying fundamental analysis to purchase undervalued securities.  Prior to co-founding Braeside in 2004, Mr. Stein was a portfolio manager at Q Investments, L.P. During his tenure at Q, Mr. Stein co-managed a merger arbitrage portfolio in addition to serving as the firm’s primary analyst on its short distressed/bankrupt equities portfolio. In 2002, Mr. Stein was appointed by the U.S. Trustee of the Northern District of Illinois to serve on the official creditors’ committee of United Airlines. Mr. Stein holds the Chartered Financial Analyst designation.
Director Qualifications: The funds managed by Braeside have been stockholders of the Company for more than six years. Thus, Mr. Stein has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Stein has nearly two decades of experience in global investment management. Mr. Stein provides insight into capital allocation which assists the Company in evaluating strategic growth opportunities for our critical communication solutions.  Mr. Stein has the requisite qualifications to serve as a director.

Samme L. Thompson, age 72, became a director of the Company in November 2004. He is a member of the Compensation Committee and is Chair of the Nominating and Governance Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch, Mr. Thompson had been a director of Arch since 2002. Mr. Thompson currently serves on the Boards of the following non-profit organizations: The Illinois Institute of Technology’s Knapp Entrepreneurial Center, Sheriff Meadow Conservation Trust, and the Partnership for Connected Illinois, Inc. Mr. Thompson is the Owner and President of Telit Associates, Inc., a financial and strategic consulting firm. He joined Motorola, Inc. as VP of Corporate Strategy in July 1999 and retired from Motorola, Inc. as Senior Vice President (“SVP”) of Global Corporate Strategy and Corporate Business Development in March 2002. From June 2004 until August 2005, Mr. Thompson was a member of the Board of SpectraSite, Inc., which was the landlord of transmission tower sites used by our Company. Since August 2005, he has been a member of the Board of American Tower Corporation (“ATC”) (which merged with SpectraSite, Inc.), a landlord of transmission tower sites used by our Company.
Director Qualifications:  Mr. Thompson has been involved with the paging industry as a director since 2002. Mr. Thompson has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Thompson has past experience in corporate strategic and business development that can be applied to our current operations.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of the nominees named above.
Recommendation of the Board:
The Board recommends a vote “FOR” the election of all director nominees named above.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of the appointment of Grant Thornton by the stockholders in order to give the stockholders a voice in the designation of our auditors. Notwithstanding the ratification of Grant Thornton by the stockholders, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of our Company and our stockholders.
If the stockholders do not ratify the appointment of Grant Thornton as our independent registered public accounting firm, the Audit Committee will consider the appointment of another independent registered public accounting firm for 2018 and future years. A representative of Grant Thornton will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if the representative desires to do so.
Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2018.
Recommendation of the Audit Committee and Board:
The Audit Committee and the Board recommend a vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2018.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), enables our stockholders to hold an advisory vote to approve NEO compensation as disclosed in this Proxy Statement in accordance with the rules of the SEC. Subsequent to the advisory vote reflected in this proposal, the next advisory vote to approve NEO compensation is expected to occur at our annual meeting of stockholders in 2019.
Our executive compensation programs are designed to attract, motivate, and retain the NEOs, who are critical to the success of our Company. Under these programs, the NEOs are rewarded for the achievement of specific short-term and long-term performance objectives, corporate strategies, business objectives and the realization of increased stockholder value.
Our Compensation Committee continually reviews the compensation programs for the NEOs to ensure these programs achieve the desired goals of aligning the executive compensation structure with the stockholders’ interests and current market practices. Based on this philosophy, the Compensation Committee approved (1) no changes to base salaries for NEOs continuing in their positions, (2) annual performance based STIP awards, (3) annual LTIP awards for the 2017-2019 performance period, and (4) annual time-based LTIP awards for the 2017-2019 vesting period. We request our stockholders approve, on an advisory basis, the NEO compensation as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis (“CD&A”) and the compensation tables. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on the NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather is intended to address the overall compensation of the NEOs and the philosophy, policies and practices described in this Proxy Statement.
Unless marked otherwise, proxies received will be voted “FOR” the following advisory resolution:
“RESOLVED, that the stockholders of the Company approve on an advisory basis the compensation of the Company’s NEOs, as described in the CD&A and in the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, they intend to consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Recommendation of the Compensation Committee and the Board:
The Compensation Committee and the Board recommend a vote “FOR” the advisory resolution to approve NEO compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS, OFFICERS AND CERTAIN OTHER BENEFICIAL OWNERS
The following table provides summary information regarding beneficial ownership of our common stock as of April 2, 2018 for:

•	Each person or group who beneficially owns more than 5% of our common stock on a fully diluted basis including restricted stock granted;

•	each of the NEOs;

•	each of the directors and nominees to become a director; and

•	all of the directors and executive officers as a group.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company’s records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by each such person or entity reporting ownership on or before April 2, 2018. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the address for each director and executive officer (including NEOs) is c/o Spok Holdings, Inc., 6850 Versar Center, Suite 420, Springfield, Virginia 22151-4148.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Vincent D. Kelly(1)	106,258	*
Hemant Goel(2)	8,524	*
Michael W. Wallace(2)	1,509	*
Thomas G. Saine(2)	15,298	*
Bonnie K. Culp-Fingerhut(2)	29,446	*
Royce Yudkoff(3)	39,417	*
Stacia A. Hylton(3)	9,221	*
Brian O’Reilly(3)	33,275	*
N. Blair Butterfield(3)	16,842	*
Matthew Oristano(3)	29,363	*
Samme L. Thompson(3)	38,398	*
All directors and executive officers as a group (13 persons)(4)	337,904	1.69%
BlackRock Inc.(5)	3,479,128	17.38%
The Vanguard Group, Inc.(6)	2,263,920	11.31%
Dimensional Fund Advisers LP(7)	1,683,661	8.41%
Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation(8)	1,568,600	7.84%
Braeside Investments, LLC, Steven McIntyre and Todd Stein(9)	1,020,971	5.10%
* Denotes less than 1%.

(1)
The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 9, 2018. Vincent D. Kelly, Trustee of the Vincent DePaul Kelly Third Amended and Restated Revocable Trust has sole voting and sole dispositive power with respect all shares reported herein.

(2)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 9, 2018.

(3)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on April 2, 2018.

(4)	All directors and executive officers as a group consists of all members of the Board of Directors, all current NEOs, Mr. Peterman and Ms. Woods.

(5)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on January 19, 2018. BlackRock Inc. has sole voting power with respect to 3,432,766 shares and sole dispositive power with respect to all shares reported herein. BlackRock Inc.’s address is as follows: 55 East 52nd Street, New York, NY 10055.

(6)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on February 12, 2018. The Vanguard Group, Inc. has sole voting power with respect to 22,613 shares, shared voting power with respect to 1,500 shares, sole dispositive power with respect to 2,242,457 shares and shared dispositive power with respect to 21,463 shares. The Vanguard Group, Inc.’s address is as follows: 100 Vanguard Blvd., Malvern, PA 19355.

(7)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on February 10, 2018. The Dimensional Fund Advisors LP, has sole voting power with respect to 1,605,963 shares and sole dispositive power with respect to all shares reported herein. The Dimensional Fund Advisors LP's address is as follows: Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(8)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on February 14, 2018. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation have sole voting and sole dispositive power with respect to all shares reported herein. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation’s address is as follows: 800 Third Avenue, New York, NY 10022.

(9)
The information regarding this stockholder is derived from a Schedule 13D filed by the stockholder with the SEC on April 2, 2018. Braeside Investments, LLC, Steven McIntyre and Todd Stein have shared voting and shared dispositive power with respect to all shares reported herein. Braeside Investments, LLC, Steven McIntyre and Todd Stein’s address is as follows: 5430 LBJ Freeway, Suite 1555 Dallas, TX 75240.

5240.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports furnished to the Company, we believe that, for the year ended December 31, 2017, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were timely met.

RELATED PARTY TRANSACTIONS AND CODE OF CONDUCT
TRANSACTIONS WITH RELATED PARTIES
Since November 16, 2004, a member of the Board, Mr. Samme L. Thompson also serves as a director for an entity that leases transmission tower sites to our Company. For the years ended December 31, 2017, 2016 and 2015, we paid that entity $3.8 million, $3.9 million and $4.1 million, respectively, in site rent expenses that were included in service, rental and maintenance expenses.
Mr. Thompson was a member of the Board of SpectraSite, Inc. from June 2004 to August 2005 and since August 2005, he has been a member of the Board of ATC (which merged with SpectraSite, Inc.), a landlord of tower transmission sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES
Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and/or executive officers and members of their families. While we do not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, our Code of Business Conduct and Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to the EVP, HR & CCO, who will review the matter with the Audit Committee. In addition, each director and officer is expected to identify to the Secretary, by means of an annual director and officer questionnaire, any person or entity with which the director or officer may have a relationship that is engaged or is about to be engaged in a transaction with the Company. The Board reviews with the Secretary and management any such transaction with the affected director excused from such review.
CODE OF BUSINESS CONDUCT AND ETHICS
Spok has adopted a Code of Business Conduct and Ethics that applies to all of our employees including the CEO, CFO, CAO and all of the directors. This Code of Business Conduct and Ethics may be found on our website at http://www.spok.com/meet-spok/investor-relations. During the period covered by this report, we did not request a waiver of our Code of Business Conduct and Ethics and did not grant any such waivers. Spok intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors, executive officers or principal financial officers) on its website.

STOCKHOLDER PROPOSALS AND COMPANY DOCUMENTS
Stockholder proposals intended for inclusion in our proxy statement for the annual meeting of stockholders in 2019 must be received by Sharon Woods Keisling, Corporate Secretary and Treasurer, Spok Holdings, Inc., 6850 Versar Drive, Suite 420, Springfield, Virginia 22151-4148, no later than February 8, 2019.
The Company’s Bylaws also provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting, other than proposals intended for inclusion in our proxy statement, must notify our Secretary thereof in writing during the period 60 to 90 days before the first anniversary of the date of the preceding year’s annual meeting (or, if the date of the annual meeting is more than 20 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 60 to 90 days before such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company). Pursuant to the requirements of the Company’s Bylaws, to nominate a director or bring any other business before the annual meeting of stockholders in 2019, stockholders must notify the Secretary in writing at a time that is not before April 25, 2019 and not after May 25, 2019. These stockholder notices must set forth certain information specified in the Company’s Bylaws.
We have filed our 2017 Annual Report on Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Annual Report to Stockholders, which includes the 2017 Annual Report on Form 10-K, by writing to Spok Holdings, Inc., Attn: Investor Relations, 6850 Versar Center, Suite 420 Springfield, Virginia 22151-4148. Stockholders may also obtain a copy of the Annual Report to Stockholders by accessing our website at www.spok.com.

OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.
Stockholders are urged to submit the proxy or voting instructions by telephone or over the Internet. The SEC's rules permit us to deliver a single Notice of Internet Availability of Proxy Materials (the "Notice") or single set of proxy materials to one address shared by two or more of our stockholders. We have delivered only one Notice , Proxy Statement or Annual Report, as applicable, to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the Notice, Proxy Statement or Annual Report, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice, Proxy Statement or Annual Report, as applicable, now or in the future, please contact Investor Relations at 800-611-8488 or in writing at Spok Holdings, Inc. Attn: Investor Relations 6850 Versar Center, Suite 420 Springfield VA 22151-4148. If you are currently a stockholder sharing an address with another stockholder and are receiving more than one Notice, Proxy Statement or Annual Report, as applicable, and wish to receive only one copy of future Notices, proxy statements or Annual Reports, as applicable, for your household, please contact Investor Relations at the above phone number or address.

![spōk]

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SPOK2018**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E46362-P09361 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPOK HOLDINGS, INC.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) N. Blair Butterfield
02) Stacia A. Hylton
03) Vincent D. Kelly
04) Brian O'Reilly
05) Matthew Oristano
06) Todd Stein
07) Samme L. Thompson
08) Royce Yudkoff

	For	Against	Abstain
2. Ratification to appoint Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation for 2017.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E46363-P09361

Proxy — SPOK HOLDINGS, INC.

FORM OF PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Michael W. Wallace and Vincent D. Kelly (the "Proxy Committee"), and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock of Spok Holdings, Inc. that the undersigned is entitled to vote and holds of record on May 25, 2018 at the Annual Meeting of Stockholders of Spok Holdings, Inc. to be held virtually on Monday, July 23, 2018 at 10:00 am (ET), live via the Internet at: **www.virtualshareholdermeeting.com/SPOK2018**.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxy Committee cannot vote the shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

This proxy when properly executed will be voted in the manner you have directed. **If you do not specify any directions, this proxy will be voted FOR all the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, and in accordance with the Proxy Committee's discretion on such other matters that may properly come before the meeting to the extent permitted by law.**

IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(TO BE SIGNED ON REVERSE SIDE)